                                                                  EXHIBIT 10(aj)

                                                                  EXECUTION COPY




                                  $150,000,000


                                CREDIT AGREEMENT

                          Dated as of November 2, 2000

                                      Among

                      INTERNATIONAL RECTIFIER CORPORATION,

                                   AS COMPANY,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,


                                   BNP PARIBAS

                     as SOLE ARRANGER, ADMINISTRATIVE AGENT,
                            and INITIAL ISSUING BANK


                             TABLE OF CONTENTS

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
ARTICLE I

         SECTION 1.01 Certain Defined Terms.......................................................................1

         SECTION 1.02 Computation of Time Periods; Other Definitional Provisions.................................20

         SECTION 1.03 Accounting Terms...........................................................................20

ARTICLE II

         SECTION 2.01 The Advances and the Letters of Credit.....................................................20

         SECTION 2.02 Making the Revolving Credit Advances.......................................................21

         SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit.........................23

         SECTION 2.04 The Competitive Bid Advances...............................................................24

         SECTION 2.05 Repayment of Advances......................................................................27

         SECTION 2.06 Termination or Reduction of the Commitments................................................28

         SECTION 2.07 Prepayments................................................................................28

         SECTION 2.08 Interest on Revolving Credit Advances and Letter of Credit Advances........................29

         SECTION 2.09 Fees.......................................................................................30

         SECTION 2.10 Conversion of Revolving Credit Advances....................................................31

         SECTION 2.11 Increased Costs, Etc.......................................................................32

         SECTION 2.12 Payments and Computations..................................................................34

         SECTION 2.13 Taxes......................................................................................35

         SECTION 2.14 Sharing of Payments, Etc...................................................................37

         SECTION 2.15 Use of Proceeds............................................................................38

         SECTION 2.16 Evidence of Debt...........................................................................38




                                      (ii)

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ARTICLE III

         SECTION 3.01 Conditions Precedent to Effectiveness of Section 2.01, 2.03 and 2.04.......................39

         SECTION 3.02 Initial Loan to Each Designated Subsidiary.................................................42

         SECTION 3.03 Conditions Precedent to Each Revolving Credit Borrowing and Issuance.......................42

         SECTION 3.04 Conditions Precedent to Each Competitive Bid Borrowing.....................................43

         SECTION 3.05 Determinations Under Section 3.01..........................................................44

ARTICLE IV

         SECTION 4.01 Representations and Warranties of the Company..............................................44

ARTICLE V

         SECTION 5.01 Affirmative Covenants......................................................................48

         SECTION 5.02 Negative Covenants.........................................................................52

         SECTION 5.03 Reporting Requirements.....................................................................57

         SECTION 5.04 Financial Covenants........................................................................59

ARTICLE VI

         SECTION 6.01 Events of Default..........................................................................60

         SECTION 6.02 Actions in Respect of the Letters of Credit upon Default...................................63

ARTICLE VII

         SECTION 7.01 Unconditional Guaranty.....................................................................63

         SECTION 7.02 Guaranty Absolute..........................................................................63

         SECTION 7.03 Waivers and Acknowledgments................................................................64

         SECTION 7.04 Subrogation................................................................................65

         SECTION 7.05 Subordination..............................................................................66

         SECTION 7.06 Survival...................................................................................66



                                     (iii)

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ARTICLE VIII

         SECTION 8.01 Authorization and Action...................................................................67

         SECTION 8.02 Agents' Reliance, Etc......................................................................67

         SECTION 8.03 BNP Paribas and Affiliates.................................................................67

         SECTION 8.04 Lender Party Credit Decision...............................................................68

         SECTION 8.05 Indemnification............................................................................68

         SECTION 8.06 Successor Agents...........................................................................69

         SECTION 8.07 Other Agents...............................................................................69

ARTICLE IX

         SECTION 9.01 Amendments, Etc............................................................................70

         SECTION 9.02 Notices, Etc...............................................................................70

         SECTION 9.03 No Waiver; Remedies........................................................................71

         SECTION 9.04 Costs and Expenses.........................................................................71

         SECTION 9.05 Right of Set-off...........................................................................72

         SECTION 9.06 Binding Effect.............................................................................72

         SECTION 9.07 Assignments, Designations and Participations...............................................72

         SECTION 9.08 Confidentiality............................................................................76

         SECTION 9.09 Execution in Counterparts..................................................................76

         SECTION 9.10 No Liability of the Issuing Bank...........................................................76

         SECTION 9.11 Designated Subsidiaries....................................................................76

         SECTION 9.12 Jurisdiction, Etc..........................................................................77

         SECTION 9.13 Governing Law..............................................................................77

         SECTION 9.14 Judgment...................................................................................77




                                      (iv)
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         SECTION 9.15 Substitution of Currency...................................................................78

         SECTION 9.16 Waiver of Jury Trial.......................................................................79


                                      (v)

SCHEDULES

Schedule I                 -        Commitments and Applicable Lending Offices

Schedule 3.01(a)(ii)(A)(2)          Condition subsequent Non-U.S. Subsidiary Guarantors

Schedule 3.01(a)(iii)      -        Condition precedent U.S. Subsidiary Guarantors

Schedule 3.01(a)(iv)       -        Condition precedent Non-U.S. Subsidiary Guarantors

Schedule 3.01(a)(vii)      -        Secretary of State Certificates

Schedule 4.01(b)           -        Subsidiaries of Loan Parties

Schedule 4.01(d)           -        Authorizations, Approvals, Actions, Notices and Filings

Schedule 4.01(h)           -        Litigation

Schedule 4.01(l)(i)        -        Environmental Compliance

Schedule 4.01(l)(ii)       -        Properties on NPL, CERCLIS or analogous list

Schedule 4.01(l)(iii)      -        Release of Hazardous Materials

Schedule 4.01(m)           -        Existing Liens

Schedule 5.02(e)(iv)       -        Sales of Assets

Schedule 5.02(f)(vi)       -        Investments


                                      (vi)

EXHIBITS

Exhibit A-1      -     Form of Revolving Credit Note

Exhibit A-2      -     Form of Competitive Bid Note

Exhibit B-1      -     Form of Notice of Revolving Credit Borrowing

Exhibit B-2      -     Form of Notice of Competitive Bid Borrowing

Exhibit C        -     Form of Assignment and Acceptance

Exhibit D-1      -     Form of Designation Letter

Exhibit F-1      -     Form of Security Agreement

Exhibit F-2      -     Form of U.S Subsidiary Guaranty

Exhibit F-3      -     Form of Non-U.S Subsidiary Guaranty

Exhibit I-1      -     Form of Opinion(s) of Outside Counsel to the Loan Parties

Exhibit I-2      -     Form of Opinion of General Counsel to the Loan Parties

Exhibit J        -     Form of Opinion of Local Counsel to the Loan Parties

Exhibit M        -     Form of Designation Agreement

                                CREDIT AGREEMENT


          CREDIT AGREEMENT dated as of November 2, 2000 among International Rectifier Corporation, a Delaware corporation (the "COMPANY"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), BNP Paribas ("BNP PARIBAS"), as the syndication agent and sole arranger ("SYNDICATION AGENT" and "SOLE ARRANGER"), as the initial issuing bank (the "INITIAL ISSUING BANK") and as administrative agent (together with any successors appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS:

          (1) The Company has requested that the Lender Parties lend to the Company up to $150,000,000 in a multicurrency facility in order to provide working capital for the Company and its Subsidiaries and for other general corporate purposes permitted by this Agreement.

          (2) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ACQUISITION EXPENDITURES" means, for any period, all cash expenditures made, directly or indirectly, by the Company or any of its Subsidiaries for Permitted Acquisitions.

          "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

          "ADMINISTRATIVE AGENT'S ACCOUNT" means (a) in the case of Advances denominated in Dollars, the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03 Reference: International Rectifier Corporation, (b) in the case of Advances denominated in any Foreign Currency, the account of the Administrative Agent designated in writing from time to time by the Administrative Agent to the Company and the Lenders for such purpose and (c) in any such case, such other account of the Administrative Agent as is designated in writing from time to time by the Administrative Agent to the Company and the Lenders for such purpose or such other account maintained by the Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Company.

          "ADVANCE" means a Revolving Credit Advance, a Letter of Credit Advance or a Competitive Bid Advance.

          "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "AGENTS" means the Administrative Agent, the Syndication Agent and any Person appointed by the Administration Agent pursuant to Section 8.07, and "AGENT" means any of them, as the case may be.

          "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "APPLICABLE MARGIN" means, for any date, a percentage per annum determined by reference to the Leverage Ratio of the Company and its Subsidiaries for the Rolling Period ended on or most recently prior to such date as set forth below:

------------------------------------------------------------------------------------
               Leverage                    Base Rate          Eurocurrency Rate
                Ratio                       Advances              Advances
                                                          Revolving Credit Facility
------------------------------------------------------------------------------------
LEVEL I
         less than 0.50 to 1.00              0.25%                 1.25%
------------------------------------------------------------------------------------
LEVEL II
         less than 1.50 to 1.00 but          0.375%                1.375%
         greater than or equal to
         0.50 to 1.00
------------------------------------------------------------------------------------
LEVEL III
         less than 2.50 to 1.00 but          0.625%                1.625%
         greater than or equal to
         1.50 to 1.00
------------------------------------------------------------------------------------
LEVEL IV
         greater than or equal to            1.125%                2.125%
         2.50 to 1.00
------------------------------------------------------------------------------------


     The Applicable Margin for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time; PROVIDED, HOWEVER, that (i) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial information required to be delivered pursuant to Section 5.03(b),
     (ii) the Applicable Margin shall be at Level IV for so long as the Company has not submitted to the Administrative Agent the information described in clause (i) of this proviso as and when required under Section 5.03(b) and
     (iii) the Applicable Margin shall be not less than that for Level II for any date prior to January 1, 2001.

          "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

          "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (a) the rate of interest announced publicly by BNP Paribas in New York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); or

               (b)  0.50% per annum above the Federal Funds Rate.

          "BASE RATE ADVANCE" means a Revolving Credit Advance that bears interest as provided in Section 2.08(a)(i).

          "BNP PARIBAS" has the meaning specified in the recital of parties to this Agreement.

          "BORROWER" means the Company or any Designated Subsidiary, as the context requires.

          "BORROWING" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City or San Francisco, California and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance (or, in the case of an Advance denominated in the Euro, in Frankfurt, Germany) and, if the applicable Business Day relates to any Local Rate Advances on which banks are open for business in the country of issue of the currency of such Local Rate Advance.

          "CAPITAL EXPENDITURES" means, for any Person for any period, all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person, PROVIDED, HOWEVER, that Capital Expenditures shall not include Acquisition Expenditures.

          "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "CASH EQUIVALENTS" means assets that are reported by the Company as cash, cash equivalents or short-term investments in its most recent quarterly report on Form-10Q or annual report on Form-10K filed with the Securities and Exchange Commission and, in the case of such short-term investments rated at least "Baa3-" or "Prime-3" (or the then equivalent grade) by Moody's or "BBB-" or "A-1" (or the then equivalent grade) by S&P or "BBB-" or "F3" (or the then equivalent) by Fitch IBCA, Inc.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Company (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Company; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease (other than due to death or disability) for any reason to constitute a majority of the board of directors of the Company (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of the Company or (y) nominated for election by a majority of the remaining members of the board of directors of the Company and thereafter elected as directors by the shareholders of the Company); or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Company (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Company.

          "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

          "COLLATERAL DOCUMENTS" means each Security Agreement (including any Security Agreement delivered under Section 5.01(j)) and each other agreement (including, without limitation, each pledge agreement, charge or mortgage by the Company for which the collateral is shares of any Non-U.S. Subsidiary) that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

          "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

          "COMMITTED CURRENCIES" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of the Federal Republic of Germany, lawful currency of the Republic of France, lawful currency of Japan, the lawful currency of the European Economic and Monetary Union, the lawful currency of the Italian Republic, the lawful currency of the Republic of Singapore.

          "COMPETITIVE BID ADVANCE" means an advance by a Lender to any Borrower, which may only be made in a Foreign Currency, as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.04 and refers to a Fixed Rate Advance, a LIBO Rate Advance or a Local Rate Advance.

          "COMPETITIVE BID BORROWING" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.04.

          "COMPETITIVE BID NOTE" means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

          "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to the Administrative Agent or any Lender Party or the Administrative Agent or that any Lender Party otherwise obtains on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Loan Parties or an agent of a Loan Party.

          "CONSOLIDATED" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

          "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.10.

          "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations, contingent or otherwise, of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days, and that do not exceed $3,000,000 in the aggregate for all such trade payables, that are incurred in the ordinary course of such Person's business), (c) all Obligations, contingent or otherwise, of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations, contingent or otherwise, of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations, contingent or otherwise, of such Person as lessee under Capitalized Leases,
     (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in cash in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends, (h) all Contingent Obligations of such Person, (i) any Obligation of such Person under a synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, less the amount of any cash held by the respective credit provider as cash collateral to secure the Obligations of such Person under any synthetic lease and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "DESIGNATED BIDDER" means (a) an Eligible Assignee or (b) a special purpose corporation that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P that, in the case of either clause (a) or (b), (i) is organized under the laws of the United States or any State thereof, (ii) shall have become a party hereto pursuant to Section 9.07(e), (f) and (g) and (iii) is not otherwise a Lender.

          "DESIGNATED SUBSIDIARY" means any Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.11.

          "DESIGNATION AGREEMENT" means a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit M.

          "DESIGNATION LETTER" means, with respect to any Designated Subsidiary, a letter in the form of Exhibit D-1 hereto signed by such Designated Subsidiary and the Company.

          "DOLLARS" and the "$" sign each means lawful currency of the United States of America.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Company and the Administrative Agent.

          "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) noncash charges incurred in connection with stock options granted to employees of the Company, (g) extraordinary, non-recurring, non-cash transactional or unusual losses deducted in calculating net income less extraordinary, non-recurring, non-cash transactional or unusual gains added in calculating net income, and (h) Transaction Fees and Expenses, in each case of the Company determined in accordance with GAAP for such period; PROVIDED, HOWEVER, there shall be excluded from EBITDA, to the extent therein included, all non-cash foreign currency and Hedge Agreement losses and all non-cash foreign currency and Hedge Agreement gains.

          "EFFECTIVE DATE" has the meaning specified in Section 3.01.

          "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility: (i) a Lender Party; (ii) an Affiliate of a Lender Party or an Approved Fund;
     (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least

     $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $250,000,000; and (vii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Company and, with respect to any Eligible Assignee that becomes a Lender, the Issuing Bank, any such approval in either case not to be unreasonably withheld or delayed and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (iii) or (v) of clause (a) of this definition and is approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Company, such approval not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

          "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "EQUIVALENT" in Dollars of any Committed Currency or any Foreign Currency on any date means the equivalent in Dollars of such Committed Currency or Foreign Currency, as the case may be, determined by using the quoted spot rate at which the Administrative Agent's principal office in London offers to exchange Dollars for such Committed Currency or Foreign

     Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement, and the "Equivalent" in any Committed Currency or Foreign Currency, as the case may be, of Dollars means the equivalent in such Committed Currency or Foreign Currency, as the case may be, of Dollars determined by using the quoted spot rate at which the Administrative Agent's principal office in London offers to exchange such Committed Currency or Foreign Currency, as the case may be, for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11),
     (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "EUROCURRENCY LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurocurrency Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Company and the Administrative Agent.

          "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "EUROCURRENCY RATE" means, for any Interest Period for all Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Telerate Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in Dollars or the applicable Committed Currency, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to BNP Paribas' Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period (or, if BNP Paribas shall not have such a Eurocurrency Rate Advance, $1,000,000 or the Equivalent thereof in Dollars) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

          "EUROCURRENCY RATE ADVANCE" means a Revolving Credit Advance denominated in Dollars or a Committed Currency that bears interest as provided in Section 2.08(a)(ii).

          "EUROCURRENCY RATE RESERVE PERCENTAGE" for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

          "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

          "FACILITY" means the Revolving Credit Facility or the Letter of Credit Facility.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Telerate Markets service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business
     Day) or (ii) if the Telerate Markets service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE LETTERS" means each agreement entered into between the any Loan Party and the Administrative Agent or the Issuing Bank with respect to the payment of fees or other amounts relating to the Facilities.

          "FISCAL QUARTER" means a fiscal quarter ending on or about March 31, June 30, September 30 or December 31 of each year.

          "FISCAL YEAR" means a fiscal year of the Company and its Consolidated Subsidiaries ending on or about June 30 in any calendar year.

          "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any Rolling Period, the ratio of (a) (i) Consolidated EBIDTA for such Person and its Subsidiaries for such Rolling Period minus (ii) Capital Expenditures of such Person and its Subsidiaries made during such Rolling Period to (b) Fixed Charges of such Person and its Subsidiaries for such Rolling Period.

          "FIXED CHARGES" means, for the Company and its Subsidiaries on a Consolidated basis, for any period, the sum of Interest Expense, income taxes that have been paid in cash and all regularly scheduled principal payments of Funded Debt made during such period.

          "FIXED RATE ADVANCES" has the meaning specified in Section 2.04(a)(i), which Advances shall be denominated in any Foreign Currency.

          "FOREIGN CURRENCY" means any lawful currency (other than Dollars or a Committed Currency) that is freely transferable or convertible into Dollars.

          "FUNDED DEBT" of any Person means Debt of such Person (other than Debt described in clauses (f), (h), and (j) of the definition thereof).

          "GAAP" has the meaning specified in Section 1.03.

          "GUARANTIES" means the U.S. Guaranty and the Non U.S. Guaranty.

          "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
     (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "INDEMNIFIED COSTS" has the meaning specified in Section 8.05(a).

          "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

          "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing hereunder and the initial issuance of a Letter of Credit hereunder.

          "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

          "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

          "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense (including the interest component on obligations under Capitalized Leases but excluding capitalized interest), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (a) interest expense in respect of Debt resulting from Advances, (b) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit), (c) accretion of original issue discount, and (d) all other noncash interest but excluding amortization with respect to deferred financing fees (including, without limitation, deferred financing fees in connection with this Agreement or the Subordinated Notes).

          "INTEREST PERIOD" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may, upon notice received by the Administrative Agent not later than 10:00 A.M. (Los Angeles, California time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

               (a) no Borrower may select any Interest Period that ends after the Termination Date;

               (b) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

               (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

               (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "INVESTMENT" means (i) any loan or advance to any Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of any Person, any capital contribution to any Person or any other direct or indirect investment in any Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (j) of the definition of "DEBT" in respect of any Person, or (ii) any purchase or acquisition of intellectual property or rights to use intellectual property other than in the ordinary course of business and other than any such purchase or acquisition in which the consideration consists solely of Equity Interests of the Company.

          "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07, for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

          "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Preliminary Statements to the Security Agreement.

          "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.05(b)(ii)(A).

          "LENDER PARTY" means any Lender or the Issuing Bank.

          "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07(a), (b) and (c) and, except when used in reference to a Revolving Credit Advance, a Revolving Credit Borrowing, a Revolving Credit Note, a Commitment or a related term, each Designated Bidder, for so long as such Initial Lender or Person shall be a party to this Agreement.

          "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Lender pursuant to Section 2.03(c).

          "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

          "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "LETTERS OF CREDIT" has the meaning specified in Section 2.01(b).

          "LEVERAGE RATIO" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated Funded Debt as of the last day of such Rolling Period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period.

          "LIBO RATE" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in the applicable Foreign Currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period in an amount substantially equal to the amount that would be BNP Paribas' ratable share of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period.

          "LIBO RATE ADVANCES" means a Competitive Bid Advance denominated in any Foreign Currency and bearing interest based on the LIBO Rate.

          "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes, if any, and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Guaranties, and
     (vi) the Fee Letters and (b) for purposes of the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, if any, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Guaranties, (vi) the Fee Letters, and (vii) any other agreement, document or instrument issued pursuant to or in connection with any of the foregoing, and in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

          "LOAN PARTIES" means the Company, the Designated Subsidiaries, the US Guarantors and the Non-US Guarantors.

          "LOCAL RATE ADVANCE" means a Competitive Bid Advance denominated in any Foreign Currency sourced from the jurisdiction of issuance of such Foreign Currency and bearing interest at a fixed rate.

          "MARGIN STOCK" has the meaning specified in Regulation U.

          "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of (i) the Company, (ii) the Loan Parties taken as a whole, or (iii) the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrowers, the U.S. Guarantors and the Non-U.S. Guarantors taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of (i) the Company, (ii) the Loan Parties taken as a whole, or
     (iii) the Company and its Subsidiaries taken as a whole to perform their Obligations under any Loan Document to which they are or are to become parties.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NET CASH" means, as at any date of determination, the aggregate amount of Cash Equivalents owned by the Company and its Subsidiaries as at such date, LESS the aggregate amount of (x) any cash of the Company or its Subsidiaries held by the respective credit provider as cash collateral to secure the Obligations of the Company or its Subsidiaries under any synthetic lease and (y) all outstanding Senior Funded Debt.

          "NET TANGIBLE ASSETS" means, as at any date of determination, the aggregate amount of assets, LESS the aggregate amount of intangible assets, owned by the Company and its Subsidiaries as at such date.

          "NON-U.S. GUARANTORS" means all Non-U.S. Subsidiaries of the Company that are Significant Subsidiaries and each other Non-U.S. Subsidiary that is or becomes a Significant Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j), Section 5.01(k) or
     Section 5.01(l).

          "NON-U.S. GUARANTY" means a guaranty made by each Non-U.S. Subsidiary of the Company that is a Significant Subsidiary in favor of the Administrative Agent, in substantially the form of Exhibit F-3 (together with each other guaranty made by a Non-U.S. Subsidiary of the Company delivered pursuant to Section 5.01(j) or (k), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms).

          "NON-U.S. SUBSIDIARY" means any Subsidiary of the Company which is not a U.S. Subsidiary.

          "NOTE" means a Revolving Credit Note, to the extent required to be issued pursuant to Section 2.16, or a Competitive Bid Note.

          "NOTICE OF COMPETITIVE BID BORROWING" has the meaning specified in
     Section 2.04(a).

          "NOTICE OF REVOLVING CREDIT BORROWING" has the meaning specified in
     Section 2.02(a).

          "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

          "NPL" means the National Priorities List under CERCLA.

          "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "OECD" means the Organization for Economic Cooperation and Development.

          "OTHER TAXES" has the meaning specified in Section 2.13(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "PERMITTED ACQUISITION" means the purchase or acquisition of all or substantially all of the stock or assets, or a business unit or division, of a Permitted Business by the Company.

          "PERMITTED BUSINESS" means the businesses conducted by the Company and its Subsidiaries on the date hereof and any business related, ancillary or complementary thereto (as determined in good faith by the board of directors of the Company).

          "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not then required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that
     (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

          "PLEDGED SHARES" has the meaning specified in Section 1(a)(ii) of the Security Agreement.

          "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "PRO FORMA BASIS" with respect to any determination of EBITDA for any Rolling Period means the EBITDA of the Company and its Subsidiaries determined as provided in the definition of EBITDA, except that if one or more Permitted Acquisitions shall have been consummated after the first day of such Rolling Period or the determination is being made pursuant to
     Section 5.02(f)(v), then the EBITDA for such Rolling Period shall include the EBITDA of all entities or business units acquired in such Permitted Acquisitions (and, in the case of a determination pursuant to Section 5.02(f)(v), the entity or business unit to be acquired) as if such Permitted

     Acquisitions or proposed Permitted Acquisitions were consummated on the first day of such Rolling Period. For the purpose of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings related thereto and the amount of Interest Expense associated with any Funded Debt incurred in connection therewith, or any other calculation under this definition, the pro forma calculations will be certified by the chief financial officer of the Company.

          "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount TIMES a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated, the Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated, the Revolving Credit Facility as in effect immediately prior to such termination).

          "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "REGISTER" has the meaning specified in Section 9.07(h).

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least 51% in interest of the Commitments or, if no Commitments remain, at least 51% in interest of the aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Advances.

          "RESPONSIBLE OFFICER" means any executive officer of the Company.

          "REVOLVING CREDIT ADVANCE" has the meaning specified in Section
     2.01(a).

          "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made to a Borrower by each of the Lenders pursuant to Section 2.01.

          "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, the Dollar amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(h) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.06.

          "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

          "REVOLVING CREDIT NOTE" means a promissory note of a Borrower payable to the order of any Lender, delivered pursuant to a request made under
     Section 2.16 in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances and Letter of Credit Advances made by such Lender to such Borrower.

          "ROLLING PERIOD" means, for any Fiscal Quarter, the consecutive four Fiscal Quarters ending on the last day of such Fiscal Quarter, PROVIDED that any calculation of the Leverage Ratio or Fixed Charge Ratio or determination of EBITDA required to be made hereunder for a Rolling Period that ends on September 30, 2000, December 31 2000 or March 31, 2001, respectively, shall be made for the period commencing July 1, 2000 and ending on such date and shall be annualized.

          "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

          "SECURED PARTIES" means the Agents and the Lender Parties.

          "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

          "SENIOR FUNDED DEBT" means the aggregate amount of all Funded Debt minus all subordinated debt referred to in Section 5.02(b)(i)(D).

          "SIGNIFICANT SUBSIDIARY" means, at any time, a Subsidiary that is wholly owned (ignoring directors qualifying shares), directly or indirectly, by the Company that (i) together with its Subsidiaries if any has total assets greater than $10,000,000 (determined as of the last day of the most recent Fiscal Quarter), (ii) together with its Subsidiaries has EBITDA equal to 10% or more of the Consolidated EBITDA of the Company and its Subsidiaries for most recently ended Rolling Period or (iii) has become a party to a Guaranty.

          "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "SOLE ARRANGER" has the meaning specified in the recital of parties to this Agreement.

          "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and
     (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "S&P" means Standard & Poor's Ratings Group, a division of the McGraw Hill Companies, Inc

          "SUBORDINATED NOTES" means the 4-1/4 % Convertible Subordinated Notes due 2007 issued by the Company.

          "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

          "TANGIBLE NET WORTH" means Consolidated Net Tangible Assets LESS Consolidated total liabilities.

          "TAXES" has the meaning specified in Section 2.13(a).

          "TERMINATION DATE" means the earlier of (x) November 6, 2003 and (y) the date of termination in whole of the Letter of Credit Commitment and the Revolving Credit Commitments pursuant to Section 2.06 or 6.01.

          "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Company or any of its Subsidiaries to effect payment for such inventory.

          "TRANSACTION" means the transactions contemplated by the Loan
     Documents.

          "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurocurrency Rate.

          "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount (or the Equivalent thereof in Dollars) of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding (or the Equivalent thereof in Dollars) at such time, and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time, PLUS (iii) such Lender's Pro Rata Share of the aggregate principal amount of all Competitive Bid Advances (or the Equivalent thereof in Dollars) made by the Lenders pursuant to Section
     2.04 and outstanding at such time.

          "U.S. GUARANTORS" means all U.S. Subsidiaries of the Company that are Significant Subsidiaries and each other U.S. Subsidiary that is or becomes a Significant Subsidiary that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j) or Section 5.01(k).

          "U.S. GUARANTY" means a guaranty made by each U.S. Subsidiary that is a Significant Subsidiary in favor of the Administrative Agent, in substantially the form of Exhibit F-2 (together with each other guaranty made by a U.S. Subsidiary that is a Significant Subsidiary delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms).

          "U.S. SUBSIDIARY" means any Subsidiary of the Company organized under the laws of the United States or one of the States of the United States.

          "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

          "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02 COMPUTATION OF TIME PERIODS; OTHER DEFINITIONAL PROVISIONS. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          SECTION 1.03 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

          SECTION 2.01 THE ADVANCES AND THE LETTERS OF CREDIT. (a) THE REVOLVING CREDIT ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to any Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount (based in respect of any Revolving Credit Advances to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) for each such Revolving Credit Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $2,500,000 or an integral multiple of $250,000 in excess thereof (or the Equivalent thereof in any Committed Currency determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrowers may borrow under this Section 2.01(a), prepay pursuant to Section 2.07(a) and reborrow under this Section 2.01(a).

          (b) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") in Dollars or any Committed Currency for the account of any Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (based in respect of any Letters of Credit to be denominated in a Committed Currency on the Equivalent in Dollars determined on the date of delivery of the applicable Notice of Issuance) (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed Unused Revolving Credit Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrowers may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.05(b) and request the issuance of additional Letters of Credit under this Section 2.01(b).

          SECTION 2.02 MAKING THE REVOLVING CREDIT ADVANCES. (a) Except as otherwise provided in Section 2.10(b) or Section 2.03, each Revolving Credit Borrowing shall be made on notice, given not later than (x) 10:00 A.M. (Los Angeles, California time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (y) 4:00 P.M. (London time) on the fourth Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, or (z) 10:00 A.M. (Los Angeles, California time) on the first Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Each such notice of a Revolving Credit Borrowing (a "NOTICE OF REVOLVING CREDIT BORROWING") shall be in writing, or by telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (Los Angeles, California time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Revolving Credit Advances denominated in Dollars, and before 11:00 A.M. (London time) on the date of such Revolving Credit Borrowing, in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Committed Currency, make available for the account of its Applicable Lending Office to the Administrative Agent at the applicable Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower making such Notice of Revolving Credit Borrowing by crediting such Borrower's Account; PROVIDED, HOWEVER, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Lender to or for the benefit of such Borrower and outstanding on the date of such Revolving Credit Borrowing in the same currency, PLUS interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

          (b) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrowers may not select Eurocurrency Rate Advances (other than for Interest Periods of one month, subject to the provisions of Section 9.04(c)) for the initial Revolving Credit Borrowing hereunder and for the period from the date of such initial Revolving Credit Borrowing to the earlier of (x) three months from such date and (y) the completion of syndication of the Facilities (as shall be specified by the Administrative Agent in a written notice to the Company) or for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to
Section 2.10 or 2.11 and (ii) with respect to Revolving Credit Borrowings consisting of Eurocurrency Rate Advances, the Revolving Credit Advances may not be outstanding as part of more than six separate Revolving Credit Borrowings in the aggregate.

          (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower giving such Notice. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of such Borrower, the higher of (A) the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and
(B) the cost of funds incurred by the Administrative Agent in respect of such amount and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Revolving Credit Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Revolving Credit Advances denominated in Committed Currencies. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for all purposes.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03 ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT. (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 10:00 A.M. (Los Angeles, California time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the applicable Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount and currency of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the applicable Borrower at its office referred to in Section 9.02 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding quarter and drawings during such calendar quarter under all Letters of Credit and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

          (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which, if such payment is made in a Committed Currency, shall be immediately redenominated into Dollars and, in any case, shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender and each Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. Each Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 10:00 A.M. (Los Angeles, California time) on such Business Day or
(ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the

Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

          SECTION 2.04 THE COMPETITIVE BID ADVANCES. (a) Each Lender severally agrees that each Borrower may make Competitive Bid Borrowings denominated in Foreign Currencies under this Section 2.04 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below, PROVIDED, HOWEVER, that (x) the aggregate principal amount of the Advances then outstanding (based in respect of any Advance denominated in a Foreign Currency or a Committed Currency on the Equivalent in Dollars at the time such Competitive Bid Borrowing is requested) PLUS (y) the aggregate Available Amount of all Letters of Credit outstanding at such time shall not exceed the Revolving Credit Facility.

          (i)  Each Borrower may request a Competitive Bid Borrowing under this
     Section 2.04 by delivering to the Administrative Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (A) date of such proposed Competitive Bid Borrowing, (B) aggregate amount of such proposed Competitive Bid Borrowing,
     (C) interest rate basis and day count convention to be offered by the Lenders, (D) currency of such proposed Competitive Bid Borrowing, (E) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Local Rate Advances, maturity date for repayment of each Local Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring seven days after the date of such Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Competitive Bid Borrowing and (II) the Termination Date), (F) interest payment date or dates relating thereto, (G) location of such Borrower's account to which funds are to be advanced and
     (H) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than (x) 10:00 A.M. (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "FIXED RATE ADVANCES") that the Advances comprising such proposed Competitive Bid Borrowing shall be either Fixed Rate Advances or Local Rate Advances and (y) 10:00AM (London time) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower giving such Notice. Any Notice of Competitive Bid Borrowing by a Designated Subsidiary shall be given to the Administrative Agent in accordance with the preceding sentence through the Company on behalf of such Designated Subsidiary. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from any Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

          (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the applicable Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to such Borrower), (A) before 12:00 noon (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances or Local Rate Advances and (B) before 12:00 noon (London time) on the third Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts or the Equivalent thereof in Dollars, as the case may be, of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.04(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the applicable Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Administrative Agent, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent before 12:00 noon (London time) on the date on which notice of such election is to be given to the Administrative Agent, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (iii) The Borrower requesting such Competitive Bid Borrowing shall, in turn, (A) before 3:00 P.M. (London time) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances or Local Rate Advances and (B) before 3:00 P.M. (London time) on the third Business Day prior to the date of such Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                    (x) cancel such Competitive Bid Borrowing by giving the Administrative Agent notice to that effect, or

                    (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Administrative Agent, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Administrative Agent, on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph
          (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Administrative Agent notice to that effect. The Borrower requesting such Competitive Bid Borrowing shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

          (iv) If the Borrower requesting such Competitive Bid Borrowing notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (v) If the Borrower requesting such Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph
     (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 11:00 A.M. (London time), on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Payment Office for such Foreign Currency as shall have been notified by the Administrative Agent to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to such Borrower at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

          (vi) If the Borrower requesting such Competitive Bid Borrowing notifies the Administrative Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. The Borrower requesting such Competitive Bid Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

          (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $2,500,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency, determined as of the time of the applicable Notice of Competitive Bid Borrowing) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrowers and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

          (c) Within the limits and on the conditions set forth in this Section 2.04, the Borrowers may from time to time borrow under this Section 2.04, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.04, PROVIDED that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

          (d) Each Borrower shall repay to the Administrative Agent for the account of each Lender that has made a Competitive Bid Advance to such Borrower, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. No Borrower shall have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

          (e) Each Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance made to it from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance made to it owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

          (f) The indebtedness of each Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of such Borrower payable to the order of the Lender making such Competitive Bid Advance.

          SECTION 2.05 REPAYMENT OF ADVANCES. (a) REVOLVING CREDIT ADVANCES. Each Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances made to it then outstanding.

          (b) LETTER OF CREDIT ADVANCES. (i) Each Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Lender that has made a Letter of Credit Advance to or for the benefit of such Borrower on the earlier of demand by the Administrative Agent and the Termination Date the outstanding principal amount of each Letter of Credit Advance to or for the benefit of such Borrower made by each of them.

          (ii) The Obligations of each Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

          (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

          (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of such Borrower in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor,

PROVIDED, in each case, that payment by the Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of the Issuing Bank under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

          (c) COMPETITIVE BID ADVANCES. Each Borrower shall repay any Competitive Bid Advance made to such Borrower in accordance with Section 2.04(d).

          SECTION 2.06 TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) OPTIONAL. The Company may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Revolving Credit Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          (b) MANDATORY. The Letter of Credit Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which each such Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

          SECTION 2.07 PREPAYMENTS. (a) OPTIONAL. Any Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances made to such Borrower and three Business

Days' notice in the case of Eurocurrency Rate Advances made to such Borrower, in each case to the Administrative Agent (received not later than 10:00 A.M. Los Angeles, California time) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding aggregate principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Revolving Credit Advance which is a Base Rate Advance; PROVIDED, HOWEVER, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or the Equivalent thereof in a Committed Currency (determined on the date notice of prepayment is given) and (y) if any prepayment of a Eurocurrency Rate Advance shall be made other than on the last day of an Interest Period therefor, such Borrower shall also pay any amounts owing pursuant to Section 9.04(c). ). Each notice of prepayment by a Designated Subsidiary shall be given to the Administrative Agent through the Company.

          (b) MANDATORY. (i) The Borrowers shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowings and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of (or the Equivalent thereof of Dollars) (x) the Revolving Credit Advances, (y) the Competitive Bid Advances and (z) the Letter of Credit Advances then outstanding PLUS the aggregate Available Amount of all Letters of Credit (or the Equivalent thereof of Dollars) then outstanding exceeds (B) the Revolving Credit Facility.

          (ii) The Borrowers shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

          (iii) If the Administrative Agent notifies the Borrower that, on any interest payment date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding PLUS (B) the Equivalent in Dollars (determined on the third Business Day prior to such interest payment date) of the aggregate principal amount of all Advances denominated in Committed Currencies and Foreign Currencies then outstanding exceeds 105% of the aggregate Commitments of the Lenders on such date, the Borrowers shall, within two Business Days after receipt of such notice, prepay the outstanding principal amount of any Advances owing by the Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date.

          (iv) Prepayments of the Revolving Credit Facility made pursuant to this subsection (b) shall be applied FIRST to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, and SECOND to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full, and THIRD deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable.

          (v) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c).

          SECTION 2.08 INTEREST ON REVOLVING CREDIT ADVANCES AND LETTER OF CREDIT ADVANCES. (a) SCHEDULED INTEREST. The Borrowers shall pay interest on the unpaid principal amount of each Advance

(other than a Competitive Bid Advance) owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time PLUS (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on March 31, June 30, September 30 and December 31 during such periods, on the date of any prepayment thereof to the extent required under Section 2.07 and on the Termination Date.

               (ii) EUROCURRENCY RATE ADVANCES. During such periods as such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance PLUS (B) the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

          (b) DEFAULT INTEREST. Upon the occurrence and during the continuance of any Event of Default the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrowers pay interest on (i) the unpaid principal amount of each Advance (other than a Competitive Bid Advance) owing to each Lender, payable in arrears on the dates referred to in clause
(a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; PROVIDED, HOWEVER, that following acceleration of the Advances pursuant to Section 6.01, interest shall accrue and be payable at the rate required by this Section 2.08(b), whether or not requested by the Administrative Agent or the Required Lenders. In addition, following a final court judgment in favor of any Lender Party with respect to any Obligation of the Loan Parties under the Loan Documents, interest shall accrue at the higher of the statutory judgment rate or the rate specified in the preceding sentence, payable on demand.

          SECTION 2.09 FEES. (a) COMMITMENT FEE. The Company shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing December 31, 2000, and on the Termination Date, at a percentage rate per annum on the average daily Unused Revolving Credit Commitment of such Lender, (which shall be calculated for the purposes of this Section 2.09(a) disregarding clause
(b)(iii) of the definition of "Unused Revolving Credit Commitment), which rate shall be (x) prior to June 30, 2001, equal to 0.375%, and (y) thereafter, determined by reference to the Leverage Ratio of the Company and its Subsidiaries for the Rolling Period ended on or most recently prior to such date as set forth below:


-----------------------------------------------------------------
               Leverage                      Commitment Fee
                Ratio
-----------------------------------------------------------------
LEVEL I
         less than 1.50 to 1.00                  0.375%
-----------------------------------------------------------------



-----------------------------------------------------------------
LEVEL II
         greater than or equal to                0.50%
1.50 to 1.00
--------------------------------------- -------------------------



          (b) LETTER OF CREDIT FEES, ETC. (i) Each Borrower shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears quarterly on March 31, June 30, September 30 and December 31, commencing December 31, 2000, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit issued for the benefit of such Borrower outstanding from time to time at the Applicable Margin for Eurocurrency Rate Advances under the Revolving Credit Facility.

          (ii) Each Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit issued for the benefit of such Borrower as such Borrower and the Issuing Bank shall agree.

          (c) AGENTS' FEES. The Company shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Company and the Administrative Agent.

          SECTION 2.10 CONVERSION OF REVOLVING CREDIT ADVANCES. (a) OPTIONAL. Any Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (Los Angeles California time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.11, Convert all or any portion of the Revolving Credit Advances denominated in Dollars made to it of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; PROVIDED, HOWEVER, that if any Conversion of Eurocurrency Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurocurrency Rate Advances such Borrower shall also pay any amounts owing pursuant to Section 9.04(c), (x) any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b), (y) no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for such Revolving Credit Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower requesting such Conversion.

          (b) MANDATORY. (i) If, with respect to any Eurocurrency Rate Advances, any Lender notifies the Administrative Agent that (i) such Lender is unable to obtain matching deposits in the London inter-bank market at or about 11:00 A.M. (London time) on the second Business Day before the making of a Borrowing denominated in Dollars or the third Business Day before the making of a Borrowing denominated in any Committed Currency in sufficient amounts to fund such Lender's Revolving Credit Advances as a part of such Borrowing during its Interest Period or (ii) the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lender of making, funding or maintaining such Lender's Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (A) such Borrower will, on the last day of the then existing Interest Period therefor, (1) if such Eurocurrency Rate Advances are denominated in Dollars, either (x) prepay such Advances or (y) Convert such Advances into Base Rate Advances and (2) if such Eurocurrency Rate Advances are denominated in any Committed Currency, either (x) prepay such Advances or (y) redenominate such Advances into an Equivalent amount of Dollars and Convert such Advances into Base Rate Advances and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; PROVIDED that, if the circumstances set forth in clause (ii) above are applicable, the applicable Borrower may elect, by notice to the Administrative Agent and the Lenders, to continue such Advances in such Committed Currency for Interest Periods of not longer than one month, which Advances shall thereafter bear interest at a rate per annum equal to the Applicable Margin PLUS, for each Lender, the cost to such Lender (expressed as a rate per annum) of funding its Eurocurrency Rate Advances by whatever means it reasonably determines to be appropriate. Each such Lender shall certify its cost of funds for each Interest Period to the Administrative Agent and the applicable Borrower as soon as practicable (but in any event not later than ten Business Days after the first day of such Interest Period).

          (ii) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically (A) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be redenominated into an Equivalent amount of Dollars and Convert into a Base Rate Advance.

          (iii) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders, whereupon each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in a Committed Currency, be redenominated into an Equivalent amount of Dollars and Convert into a Base Rate Advance.

          (iv) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Company, (A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Committed Currency, be redenominated into an Equivalent amount of Dollars and be Converted into Base Rate Advances and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended; PROVIDED that the applicable Borrower may elect, by notice to the Administrative Agent and the Lenders within one Business Day of such notice, to continue such Advances in such Committed Currency, whereupon the Administrative Agent may require that each Interest Period relating to such Eurocurrency Rate Advances shall bear interest at the Overnight Eurocurrency Rate for a period of three Business Days and thereafter, each such Interest Period shall have a duration of not longer than one month. "OVERNIGHT EUROCURRENCY RATE" means the rate per annum applicable to an overnight period beginning on one Business Day and ending on the next Business Day equal to the sum of 1%, the Applicable Interest Rate Margin and the average, rounded upward to the nearest whole multiple of 1/16 of 1%, if such average is not such a multiple, of the respective rates per annum quoted by each Reference Bank to the Administrative Agent on request as the rate at which it is offering overnight deposits in the relevant currency in amounts comparable to such Reference Bank's Eurocurrency Rate Advances.

          SECTION 2.11 INCREASED COSTS, ETC. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.11, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Company shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; PROVIDED, HOWEVER, that a Lender Party claiming additional amounts under this
Section 2.11(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Company by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) effective after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Company shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or to participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Company by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (c) If, with respect to any Eurocurrency Rate Advances any Lender notifies the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Revolving Credit Advances will not adequately reflect the cost to such Lender of making, funding or maintaining such Lender's Eurocurrency Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon (i) each such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Company that such Lender has determined that the circumstances causing such suspension no longer exist.

          (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or LIBO Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in any Foreign Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any Committed Currency or LIBO Rate Advances in any Foreign Currency hereunder, then, on notice thereof and demand therefor by such Lender to the Company through the Administrative Agent (i) each Eurocurrency Rate Advance or LIBO Rate Advance, as the case may be, will automatically, upon such demand, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance, and (B) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Committed Currency or Foreign Currency, be redenominated into an Equivalent amount of Dollars and be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.08(a)(i), as the case may be, and
(ii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances, or to Convert Revolving Credit Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Company that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          SECTION 2.12 PAYMENTS AND COMPUTATIONS. (a) Each Borrower shall make each payment hereunder irrespective of any right of counterclaim or set-off not later than 10:00 A.M. (Los Angeles, California time) on the day when due in Dollars to the Administrative Agent at the applicable Administrative Agent's Account in same day funds, except payments with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency or a Foreign Currency. Each Borrower shall make each payment hereunder with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Committed Currency or a Foreign Currency, not later than 11:00 A.M. (at the Payment Office for such Committed Currency or Foreign Currency, as the case may be) on the day when due in such Committed Currency or Foreign Currency, as the case may be, to the Administrative Agent, by deposit of such funds to the applicable Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by such Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by such Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) Each Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder to charge from time to time, to the fullest extent permitted by law, against any or all of such Borrower's accounts with such Lender Party or such Affiliate any amount so due.

          (d) All computations of interest on Revolving Credit Advances comprising Eurocurrency Rate Advances, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Computations of interest on Revolving Credit Advances comprising Base Rate Advances and Letter of Credit Advances shall be made by the Administrative Agent on the basis of a year of 365 days in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Computations in respect of Competitive Bid Advances shall be made by the Administrative Agent or the Administrative Agent, as the case may be, as specified in the applicable Notice of Competitive Bid Borrowing (or, in each case of Advances denominated in Foreign Currencies where market practice differs, in accordance with market practice). Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; PROVIDED, HOWEVER, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day and such adjustment of time shall in such case be reflected in the computation of payment of interest or commitment fee, as the case may be.

          (f) Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender Party hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent any Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Committed Currencies or Foreign Currencies. the Federal Funds Rate.

          SECTION 2.13 TAXES. (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender Party or the Administrative Agent,
(i) the sum payable by such Borrower shall be increased as may be necessary so that after such Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make all such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other governmental authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) The Borrowers shall indemnify each Lender Party and the Administrative Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.13, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the applicable Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of any Borrower through an account or branch outside the United States or on behalf of such Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.13, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Company or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Company with two original Internal Revenue Service forms W-8ECI or W-8BEN or (in the case of a Lender Party that has certified in writing to the Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not a "bank" for purposes of
Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVER, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI, W-8BEN or W-8 (or the related certificate described above), that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender Party has failed to provide the Company with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.13 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          SECTION 2.14 SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that (A) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered and (B) any amounts owed or owing to any Lender Party as a result of a Competitive Bid Advance or under a Competitive Bid Note shall be disregarded from each computation set forth in this Section 2.14. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

          SECTION 2.15 USE OF PROCEEDS. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrowers agree that they shall use such proceeds and Letters of Credit) solely to pay transaction fees and expenses, provide working capital for the Company and its Subsidiaries and for general corporate purposes permitted by the Loan Documents.

          SECTION 2.16 EVIDENCE OF DEBT. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances and Letter of Credit Advances owing to, or to be made by, such Lender Party, such Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment of such Lender Party.

          (b) The Register maintained by the Administrative Agent pursuant to
Section 9.07(h) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it,
(iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender Party's share thereof.

          (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be PRIMA FACIE evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; PROVIDED, HOWEVER, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

          (d) References herein or in any other Loan Document to Revolving Credit Notes shall mean and be references to the Revolving Credit Notes, if any, to the extent issued hereunder.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

          SECTION 3.01 CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTION 2.01,
2.03 AND 2.04. Sections 2.01, 2.03 and 2.04 of this Agreement shall be come effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for any Notes) in sufficient copies for each Lender Party:

               (i) Notes payable to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.16.

               (ii) A security agreement in substantially the form of Exhibit F-1 hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms, the "SECURITY AGREEMENT"), duly executed by the Company and each U.S. Subsidiary that is a Significant Subsidiary, together with:

                    (A) (1) certificates representing the Pledged Shares in respect of each U.S. Guarantor which is a Significant Subsidiary, if any, (2) certificates representing 65% of the Pledged Shares in respect of each Non-U.S. Guarantor which is a Significant Subsidiary (other than those set out on Schedule 3.01(a)(ii)(A)(2), if any), and (3) in respect of the Pledged Shares referred to in both (1) and (2), undated stock powers executed in blank,

                    (B) executed copies of proper financing statements, duly filed on or before the Effective Date under the Uniform Commercial Code of the States of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreement,

                    (C) completed requests for information, dated on or before the Effective Date, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party or its Subsidiaries as debtor, together with copies of such other financing statements,

                    (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

                    (E) executed termination statements (Form UCC-3 or a comparable form), in proper form to be duly filed on the Effective Date under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the Security Agreement, and

                    (F) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken, including the registration of the Pledged Shares of the Non-U.S. Subsidiaries which are Significant Subsidiaries.

               (iii) The U.S. Guaranty duly executed by all U.S Subsidiaries that are Significant Subsidiaries.

               (iv) [Not used.]

               (v) Certified copies of the resolutions of the Board of Directors of the Company and each U.S. Subsidiary that is a Significant Subsidiary approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party and of the transactions contemplated hereby.

               (vi) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of the Company and each U.S. Subsidiary that is a Significant Subsidiary, dated reasonably near the Effective Date, in each case listing the charter of Company and such Significant Subsidiary and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof,
          (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

               (vii) A copy of a certificate of the Secretary of State of the States listed on Schedule 3.01(a)(vii), dated reasonably near the date of the Effective Date, with respect to the Company and each Significant Subsidiary as listed on Schedule 3.01(a)(vii), stating that such Person is duly qualified and in good standing as a foreign corporation in such States and has filed all annual reports required to be filed to the date of such certificate.

               (viii) A certificate of the Company and each Loan Party (other than any Loan Party that is a Non-U.S. Subsidiary), signed on behalf of each such Person by its Executive Vice President and its Secretary or by two Directors or a Director and a Secretary, dated the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vi),
          (B) a true and correct copy of the bylaws of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the Effective Date, (C) the due incorporation and good standing or valid existence of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (ix) A certificate of the Secretary of each Loan Party certifying the names and true signatures of the officers of such Persons authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (x) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated June 30, 1998, June 30, 1999, June 30, 2000 and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first year following the Effective Date and on an annual basis for each year thereafter until the Termination Date.

               (xi) A letter, in form and substance satisfactory to the Administrative Agent, from the Company to PricewaterhouseCoopers LLP, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lender Parties have been authorized to exercise all rights of the Company to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Company and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender Party for such information.

               (xii) Favorable opinions of O'Melveny & Myers, New York and California counsel for the Loan Parties and L. Michael Russell, Executive Vice President, Secretary and General Counsel of the Loan Parties, in substantially the form of Exhibits I-1 and I-2.

          (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of the Company and its Subsidiaries, both before and after giving effect to the Transaction, including the terms and conditions of the charter, bylaws and each class of capital stock of the Loan Parties and their Subsidiaries and of each agreement or instrument relating to such structure or capitalization.

          (c) Before giving effect to the Transaction and the other transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since June 30, 2000.

          (d) Except as set forth in Schedule 4.01(h), there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Transaction or any Loan Document or the consummation of the transactions contemplated by the Loan Documents.

          (e) All governmental and third party consents and approvals necessary in connection with the Transaction and the other transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Transaction and the other transactions contemplated by the Loan Documents shall have expired without any action having been taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction and the other transactions contemplated by the Loan Documents or the rights of the Loan Parties freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (f) All accrued fees and expenses of the Administrative Agent and the Lender Parties (including the accrued fees and expenses of counsel to the Administrative Agent and of local counsel to the Lender Parties) shall have been paid.

          SECTION 3.02 INITIAL LOAN TO EACH DESIGNATED SUBSIDIARY. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to Section 9.11 is subject to the Administrative Agent's receipt on or before the date of such initial Advance of each of the following, in form and substance satisfactory to the Administrative Agent and dated such date, and (except for the Revolving Credit Notes) in sufficient copies for each
Lender:

          (a) The Revolving Credit Notes of such Borrower to the order of the Lenders, to the extent requested by any Lender pursuant to Section 2.16.

          (b) Certified copies of the resolutions of the Board of Directors of such Borrower (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes of such Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

          (c) A certificate of the Secretary or an Assistant Secretary of such Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered hereunder.

          (d) A certificate signed by a duly authorized officer of the Company, dated as of the date of such initial Advance, certifying that such Borrower shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Borrower to execute and deliver this Agreement and the Notes and to perform its obligations thereunder.

          (e) The Designation Letter of such Designated Subsidiary, substantially in the form of Exhibit D-1 hereto.

          (f) A favorable opinion of counsel (which may be in-house counsel) to such Designated Subsidiary, dated the date of such initial Advance, in form and substance satisfactory to the Administrative Agent.

          (g) A favorable opinion of local counsel to each Non-U.S. Guarantor, to the extent required by Section 9.11(b).

          (h) Such other approvals, opinions or documents as any Lender, through the Administrative Agent, may reasonably request.

          SECTION 3.03 CONDITIONS PRECEDENT TO EACH REVOLVING CREDIT BORROWING AND ISSUANCE. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing, and the obligation of the Issuing Bank to issue a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Revolving Credit Borrowing or issuance:

          (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, Notice of Issuance and the acceptance by any Borrower of the proceeds of such Revolving Credit Borrowing or of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Revolving Credit Borrowing or issuance such statements are true):

                (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Revolving Credit Borrowing or issuance and to the application of the proceeds therefrom, and additionally, if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Revolving Credit Borrowing or issuance, in which case as of such specific date;

               (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default; and

          (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request.

          SECTION 3.04 CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that:

          (a) the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto;

          (b) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.04; and

          (c) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by such Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower requesting such Competitive Bid Borrowing that on the date of such Competitive Bid Borrowing such statements are true):

                (i) the representations and warranties contained in each Loan Document are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter, as though made on and as of such date,

               (ii) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

              (iii) no event has occurred and no circumstance exists as a result of which the information concerning the Company that has been provided to the Administrative Agent and each Lender by the Company in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          SECTION 3.05 DETERMINATIONS UNDER SECTION 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

          (a) Each Loan Party and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party (designating whether such Subsidiary is a U.S. Subsidiary or a Non-U.S. Subsidiary), showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries, to the extent owned by the Company and its Subsidiaries, have been validly issued, are fully paid (except for directors' qualifying shares) and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens (other than Permitted Liens), except those created under the Collateral Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (c) The execution, delivery and performance by each Loan Party or its Subsidiaries of each Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Person's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or its Subsidiaries of any Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party or its Subsidiaries of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto.

          (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and its Subsidiaries party thereto, enforceable against such Loan Party and such Subsidiaries in accordance with its terms.

          (f) (i) The Consolidated balance sheet of the Company and its Subsidiaries as at June 30, 2000, and the related Consolidated statements of income and cash flow of the Company and its Subsidiaries for the fiscal year then ended, accompanied, as to the Consolidated financial statements, by an unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, duly certified by the chief financial officer of the Company, copies of which have been furnished to each Lender Party, fairly present, subject to year-end audit adjustments, the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and

               (ii) since June 30, 2000 there has occurred no Material Adverse Change.

          (g) The Consolidated forecasted balance sheet, statements of income and statements of cash flow of the Company and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(x) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery and on the Effective Date, the Company's best estimate of the future financial performance of the Company and its Subsidiaries.

          (h) Except as set forth in Schedule 4.01(h), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the best knowledge of the Company, threatened before any court, government agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.

          (i) No Loan Party or Subsidiary of a Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (other than purchases of the shares of common stock of the Company permitted by Section 5.02(g), all such shares to be retired upon purchase), and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (j) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents and to the extent required thereby have been duly made or taken and are in full force and effect and the Collateral Documents create for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken by the Loan Parties to the extent required by this Section 4.01. The Loan Parties or their Subsidiaries are the legal and beneficial owners of the Collateral free and clear of any Lien (other than Permitted Liens), except for the liens and security interests created or permitted under the Loan Documents.

          (k) Neither any Loan Party nor any of its Subsidiaries is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (ii) a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (l) (i) Except as set forth on Schedule 4.01(l)(i), the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, except for such non-compliance that could not reasonably be expected to result in material liability, all past written claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing material obligations or material costs, and no circumstances exist that could be reasonably likely to (x) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of its properties that could have a Material Adverse Effect or (y) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (ii) Except as set forth on Schedule 4.01(l)(ii), none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; there are no and, to the knowledge of each Loan Party, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries, in each case that could reasonably be expected to result in material liability; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries that could reasonably be expected to result in material liability; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, except for such releases, discharges or disposals that could not reasonably be expected to result in material liability.

              (iii) Except as set forth on Schedule 4.01(l)(iii), neither any Loan Party nor any of its Subsidiaries is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law which could reasonably be expected to result in material liability; and all waste Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

          (m) Set forth on Schedule 4.01(m) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any Significant Subsidiary (other than such Liens as may exist on the property or assets of Non-U.S. Subsidiaries that secure obligations the aggregate principal amount of which does not exceed (x) $5,000,000 for all such Liens on the property or assets of any Non-U.S. Subsidiary or (y) $10,000,000 for all such Liens on the property or assets of all Non-U.S. Subsidiaries), showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Significant Subsidiary subject thereto.

                                   ARTICLE V

                                    COVENANTS

          SECTION 5.01 AFFIRMATIVE COVENANTS. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Company will:

          (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

          (b) PAYMENT OF TAXES, ETC. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property which is not otherwise permitted hereunder; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

          (d) MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations, or arrangements for self-insurance if such arrangements are in accordance with prudent industry practice, in each case in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

          (e) PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Significant Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; PROVIDED, HOWEVER, that the Company may consummate any merger or consolidation permitted under Section 5.02(d) and PROVIDED FURTHER that neither the Company nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company, such Subsidiary or the Lender Parties.

          (f) VISITATION RIGHTS. At any reasonable time during regular business hours and from time to time (but not unreasonably frequently), upon reasonable prior notice, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to

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                                       49

     examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Significant Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Significant Subsidiaries with any of the officers or directors designated by the Company or a Significant Subsidiary, as the case may be, and with their independent certified public accountants.

          (g) KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) TRANSACTIONS WITH AFFILIATES. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate, except for (i) transactions between Loan Parties, (ii) transactions between any Loan Party and Nihon Inter Electronics, and (iii) transactions with Subsidiaries of the Company in which the Company owns not less than 90% of all Equity Interests.

          (j) COVENANT TO GUARANTEE OBLIGATIONS AND GIVE SECURITY. Upon (x) the request of the Administrative Agent, (y) the formation or acquisition of any new direct or indirect Significant Subsidiary of any Loan Party, or (z) any direct or indirect Subsidiary of any Loan Party becoming a Significant Subsidiary (excluding, in the case of (y) and (z), any Significant Subsidiary that is a Non-U.S. Subsidiary if the effect of such undertaking would have material adverse tax consequences to the Loan Parties taken as a whole), then the Company shall, in each case at the Company's expense:

                (i) within 30 days after such request, formation, acquisition, or Subsidiary becoming a Significant Subsidiary, cause each such (A) U.S. Subsidiary that is a Significant Subsidiary and each direct and indirect Significant Subsidiary of such Significant Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement to the U.S. Guaranty, in form and substance satisfactory to the Administrative Agent, guaranteeing all of the Loan Parties' Obligations under the Loan Documents, and (B) Non-U.S. Subsidiary that is a Significant Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement to the Non-U.S. Guaranty, in form and substance satisfactory to the Administrative Agent; PROVIDED, that no guaranty or guaranty supplement may be required (if acceptable to the Administrative Agent) from a Non-U.S. Subsidiary that is a Significant Subsidiary if the execution and delivery thereof would result in material adverse tax consequences to the Loan Parties taken as a whole;

               (ii) promptly upon such request, formation, acquisition or Subsidiary becoming a Significant Subsidiary, that concerns any Subsidiary that is a U.S. Subsidiary pledge or cause its Subsidiaries to pledge to the Administrative Agent on behalf of the Secured Parties, 100% of the total outstanding shares or other ownership interests of such Person owned by the Company or its Subsidiaries;

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                                       50

              (iii) within 30 days after such request, formation, acquisition or Subsidiary becoming a Significant Subsidiary, duly execute and deliver, and cause each such Significant Subsidiary (other than any Significant Subsidiary organized or located outside of the United States) to take whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the shares or other ownership interests referred to in clause (ii) above, enforceable against all third parties in accordance with their terms;

               (iv) within 60 days after such request, formation, acquisition or Subsidiary becoming a Significant Subsidiary, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such guaranties, guaranty supplements and pledges being legal, valid and binding obligations of the Company or its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request;

                (v) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, guaranty supplements or pledges; and

               (vi) promptly upon such request, formation or acquisition related to any subsidiary that is a Non-U.S. Subsidiary, or upon a Non-U.S. Subsidiary becoming a Significant Subsidiary, pledge or cause its Subsidiaries to pledge to the Administrative Agent on behalf of the Secured Parties, 65% of the total outstanding shares or other ownership interests of such Non-U.S. Subsidiary owned by the Company or its Subsidiaries;

          (k) FURTHER ASSURANCES. (i) Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

               (ii) promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lender parties the rights granted or now or hereafter intended to be granted to the Administrative Agent and the Lender Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so; and

          (l) CONDITIONS SUBSEQUENT. On or before the date that is 30 days after the Effective Date or, if earlier, upon the designation of a Non-U.S. Subsidiary as a Designated Subsidiary under Section 9.11:

                (i) to the extent requested by the Administrative Agent, use its best efforts to obtain the certificates representing 65% of the Pledged Shares in respect of the Non-U.S. Guarantors set out on
          Schedule 3.01(a)(ii)(A)(2) (and to take such other action to perfect the security interest in those Pledged Shares) together with undated stock powers executed in blank.

               (ii) deliver the following to the Administrative Agent:

                    (A) The Non-U.S. Guaranty duly executed by all Non-U.S Subsidiaries that are Significant Subsidiaries, as requested by the Administrative Agent.

                    (B) Certified copies of the resolutions of the Board of Directors of each Non-U.S. Subsidiary that is a Significant Subsidiary approving the Transaction and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction and each Loan Document to which it is or is to be a party and of the transactions contemplated hereby.

                    (C) A copy of a certificate of the Secretary of State (or other similar document) of the jurisdiction of incorporation of each Non-U.S. Subsidiary that is a Significant Subsidiary, dated not more than 30 days after the Effective Date, in each case listing the charter of such Significant Subsidiary and each amendment thereto on file in his office and certifying that (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                    (D) A certificate of each Non-U.S. Subsidiary that is a Significant Subsidiary, signed on behalf of each such Person by its Executive Vice President and its Secretary or by two Directors or a Director and a Secretary, dated not more than 30 days after the Effective Date (the statements made in which certificate shall be true on and as of such date), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate (or similar document) referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws of such Person as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on such date of delivery, (C) the due incorporation and good standing or valid existence of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of such date of delivery and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                    (E) A certificate of the Secretary of each Non-U.S. Subsidiary that is a Significant Subsidiary certifying the names and true signatures of the officers of such Persons authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                    (F) A favorable opinion of local counsel to each Non-U.S. Subsidiary that is a Significant Subsidiary, in form and substance satisfactory to the Administrative Agent.

          (m) SYNDICATION. Take all actions which the Administrative Agent or the Syndication Agent may reasonably request to assist it in forming a syndicate acceptable to it including, but not be limited to: (i) making senior management of the Loan Parties and representatives of the Loan Parties available to participate in informational meetings with potential lenders at such times and places as such Agents may reasonably request; and
     (ii) timely providing such Agents with all information reasonably deemed necessary by it to successfully complete the syndication, including, without limitation, a summary of the operating prospects (including financial projections) of the Company and its Subsidiaries.

          SECTION 5.02 NEGATIVE COVENANTS. So long as any as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Company will not, at any time:

          (a) LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Company or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions, the following:

                (i)  Liens created under the Loan Documents;

               (ii) Permitted Liens;

              (iii) Liens existing on the date hereof and described on Schedule 4.01(m) hereto;

               (iv) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(i)(C); PROVIDED that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                (v) purchase money Liens upon or in real property, equipment and other fixed assets acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property, equipment and other fixed assets or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the property, equipment and other fixed assets being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and PROVIDED, FURTHER that the aggregate principal amount of the Debt secured by Liens permitted by this clause (v) shall not exceed the amount permitted under Section 5.02(b)(i)(F) at any time outstanding and that any such Debt shall not otherwise be prohibited by the terms of the Loan Documents;

               (vi) the filing of financing statements solely as a precautionary measure in connection with operating leases;

              (vii) other Liens securing Debt outstanding in an aggregate principal amount not to exceed $10,000,000;

             (viii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

               (ix) Liens in respect of Debt permitted by Section 5.02(b)(i)(E), PROVIDED that such Liens are granted on assets owned solely by the obligor of such Debt.

          (b) DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                (i) in the case of the Loan Parties or any of their Subsidiaries,

                    (A)  Debt under the Loan Documents;

                    (B) Debt to a Loan Party or any Subsidiary of a Loan Party, PROVIDED, HOWEVER that any such Debt owed by a Non-U.S. Subsidiary shall be used solely to fund working capital requirements of such Non-U.S. Subsidiary arising in the ordinary course of its business;

                    (C) Capitalized Leases, PROVIDED, HOWEVER that, at any time, the sum of the aggregate outstanding principal component of all Capitalized Leases, and the aggregate outstanding principal amount of all Debt permitted under Section 5.02(b)(i)(F) shall not exceed the higher of $75,000,000 or 5% of Net Tangible Assets of the Company and its Subsidiaries on a consolidated basis (determined as of the end of the Fiscal Quarter immediately preceding the date of determination);

                    (D) Debt that is fully subordinated to the Facilities and all other amounts owing or owed from time to time under the Loan Documents on such

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                                       54

               terms as to subordination that are acceptable to the Administrative Agent and the Required Lenders, including, without limitation, the Subordinated Notes;

                    (E) Debt secured by receivables, PROVIDED, HOWEVER that, at any time, the sum of the aggregate outstanding principal amount of all Debt secured by receivables and the aggregate value of all then outstanding receivables sold or securitized as permitted under Section 5.02(e)(vii), shall not exceed the higher of $75,000,000 or 5% of Net Tangible Assets of the Company and its Subsidiaries on a consolidated basis (determined as of the end of the Fiscal Quarter immediately preceding the date of determination);

                    (F) other Debt, subject to the proviso in Section 5.02(b)(i)(C) above,

               (ii) in the case of the Company and any of its Subsidiaries, endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          (c) CHANGE IN NATURE OF BUSINESS. Engage, or permit any of its Subsidiaries to engage in any significant business other than the manufacture, sale and distribution of semiconductors or products related to semiconductors or any business that is a reasonable extension of the business as currently conducted by the Company or its Subsidiaries.

          (d) MERGERS, ETC. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                (i) the Company or any Subsidiary of the Company may merge into or consolidate with any Person PROVIDED, HOWEVER, that (x) immediately prior to such merger or consolidation such other Person conducts a business that is substantially similar to the business currently conducted by the Company and its Subsidiaries and the surviving Person is the Company or a Subsidiary of the Company and (y) after giving effect to such merger or consolidation Net Cash shall not be less than $200,000,000, except for any merger or consolidation in which the consideration consists exclusively of Equity Interests in the Company;

               (ii) any Subsidiary of the Company may merge into or consolidate with the Company so long as the surviving Person is the Company;

              (iii) any Subsidiary of the Company may merge into or consolidate with a U.S. Subsidiary, so long as the surviving Person is a wholly-owned U.S. Subsidiary of the Company;

               (iv) any Non-U.S. Subsidiary may merge into or consolidate with any other Non-U.S. Subsidiary provided that if any Non-U.S. Guarantor is a party to such merger or consolidation, the surviving Person shall be or become a Non-U.S. Guarantor;

     PROVIDED, HOWEVER, that in each of (i) through (iv) above, immediately before such merger or consolidation, and when considered on a Pro Forma Basis, no Default shall have occurred and be continuing.

          (e) SALES, ETC., OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                (i) sales of inventory (including, without limitation, sales of obsolete inventory) in the ordinary course of its business,

               (ii) in a transaction permitted by Section 5.02(d) or for transfers of assets between the Company and it Subsidiaries permitted by Section 5.02(f),

              (iii) sales, trade-ins or dispositions of used equipment for fair value in the ordinary course of business consistent with past practices,

               (iv) sales of assets listed on Schedule 5.02(e)(iv),

                (v)  licenses of technology in the ordinary course of business,

               (vi) sales of assets (other than current assets) in an aggregate amount not to exceed 10% of the total Tangible Net Worth of the Company and its Significant Subsidiaries (on a consolidated basis) as determined at the time of each such proposed sale; PROVIDED that (x) such sales are for fair market value and (y) not less than 85% of the consideration received from any such sale consists of cash or Debt assumed by the purchaser, and

              (vii) sales or securitization of receivables, subject to the proviso in Section 5.02(b)(i)(E) above.

          (f) INVESTMENTS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than:

                (i) equity Investments by the Company and its wholly-owned Subsidiaries in majority-owned Subsidiaries outstanding on the date hereof and in newly-formed Subsidiaries created for the purposes of effecting a merger, consolidation or Investment permitted hereunder;

               (ii) additional equity investments by the Company in (1) U.S. Guarantors or Non-U.S. Guarantors, or (2) wholly-owned U.S. Subsidiaries other than U.S. Guarantors, or (3) majority-owned Non-U.S. Subsidiaries of the Company, PROVIDED, HOWEVER, that the aggregate amount invested under clauses (2) and (3) above from the date hereof is not to exceed 10% of the total Tangible Net Worth of the Company and its Subsidiaries (on a consolidated basis) as determined at the time of each such proposed investment;

              (iii) Investments consisting of Debt to the Company permitted by
          Section 5.02(b)(i)(B);

               (iv) Investments by the Company and its Subsidiaries in demand deposit accounts maintained in the ordinary course of business with any Person of the type referred to in clause (i), (ii), (iii), (iv) or
          (v) of the definition of "Eligible Assignee" and in Cash Equivalents;

               (v) Investments by the Company or a Subsidiary of the Company in Permitted Acquisitions; PROVIDED that:

                    (A) after making any such Permitted Acquisition Net Cash shall not be less than $200,000,000, except where the consideration for such Permitted Acquisition consists exclusively of Equity Interests in the Company;

                    (C) the Company shall have furnished the Administrative Agent with a schedule in form satisfactory to the Administrative Agent of the computations used by the Company in determining compliance with such requirements; and

                    (D) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom;

               (vi) Investments described on Schedule 5.02(f)(vi) hereto (which shall set forth as of the date hereof the amount, obligor or issuer and maturity, if any, thereof);

               (vii) equity Investments received in consideration by the Company or any Subsidiary for the licensing of technology owned or licensed by the Company or such Subsidiary, respectively, in the ordinary course of business on a basis consistent with past practice or consistent with evolving industry practice;

               (viii) loans and advances to employees in the ordinary course of the business of the Company and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; and

               (ix) other Investments, PROVIDED that after making any such Investment Net Cash shall not be less than $200,000,000, except where the consideration for such Permitted Acquisition consists exclusively of Equity Interests in the Company, and PROVIDED FURTHER, in the case of Investments referred to in clause (i) of the definition thereof, that the Company shall retain control of the entity in which the Investments are made.

          (g) RESTRICTED PAYMENTS. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value Equity Interests of the Company or to issue or sell any Equity Interests of such Subsidiary, except that:

               (i) the Company may (A) declare and pay dividends and distributions payable only in common stock of the Company, and (B) purchase, redeem, retire, defease or otherwise acquire shares of its capital stock for cash PROVIDED, HOWEVER, that the aggregate amount of all such purchases, redemptions, retirements, defeasances and acquisitions under this clause (B) from the date hereof is not to exceed $150,000,000, and PROVIDED FURTHER that at the time of any purchase, redemption, retirement, defeasance or acquisition under this clause (B) or as a result of any such action, (x) no Default shall have occurred and be continuing, and (y) Net Cash shall not be less than $200,000,000; and

               (ii) any Subsidiary of the Company may (A) declare and pay cash dividends to the Company, (B) declare and pay cash dividends to any other wholly owned U.S. Subsidiary of the Company of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f).

          (h) ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices for Consolidated financial statements, except as required by generally accepted accounting principles or to the extent such change is to an alternative principle which in the judgment of the Company's independent accountant is preferable under the circumstances in accordance with Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission or (ii) Fiscal Year.

          (i) PREPAYMENTS, ETC., OF DEBT. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated debt referred to in Section 5.02(b)(i)(D), or (ii) amend, modify or change any term or condition of any subordinated debt referred to in Section 5.02(b)(i)(D) where such amendment, modification or change would accelerate the payment of any principal amount of such subordinated debt or would alter the terms of its subordination (including any definitions used therein) or subject any obligor in respect of such subordinated debt to more burdensome or additional covenants or events of default, or permit any of its Subsidiaries to do any of the foregoing.

          (j) NEGATIVE PLEDGE. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or
     (ii) in connection with any Debt secured by purchase money Liens and Capitalized Leases, to the extent permitted under Section 5.02(a)(v) and
     Section 5.02(b)(i)(C), respectively, and solely to the extent such agreement is limited to the property covered by such Liens.

          (k) OTHER TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options, or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts), but excluding Hedge Agreements designed to manage interest rate or foreign exchange rate risk, incurred in the ordinary course of business and consistent with prudent business practice.

          SECTION 5.03 REPORTING REQUIREMENTS. So long as any Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Company will furnish to the Administrative Agent and the Lender Parties:

          (a) DEFAULT NOTICE. As soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposed to take with respect thereto;

          (b) QUARTERLY FINANCIALS. As soon as available and in any event within 45 days after the end of each Fiscal Quarter, commencing with the quarter ending on or about September 30, 2000, a Consolidated balance sheets of the Company and its Subsidiaries, in each case as of the end of such quarter and Consolidated statements of income and, in the case of the first three Fiscal Quarters of each Fiscal Year, cash flow of the Company and its Subsidiaries, in each case for the period commencing at the end of the previous quarter and ending with the end of such quarter and Consolidated statements of income and cash flow of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding month and Fiscal Year-to-date period of the preceding Fiscal Year and the corresponding figures for the corresponding quarter and Fiscal Year-to-date period of the annual forecast previously delivered pursuant to Section 5.03(e), all in reasonable detail and duly certified by the chief financial officer of the Company, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto.

          (c) COMPLIANCE CERTIFICATES. Together with the quarterly financial statements referred to in Section 5.03(b) for the quarters ending March, June, September and December in each Fiscal Year and the annual financial statements referred to in Section 5.03(d), a schedule in form satisfactory to the Administrative Agent of the computations used by the Company in determining compliance with the covenants contained in Sections 5.04(a) through (d).

          (d) ANNUAL FINANCIALS. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein Consolidated balance sheets of the Company and its Subsidiaries, in each case as of the end of such Fiscal Year, and Consolidated statements of income and cash flow of the Company and its Subsidiaries and of the Company and its Subsidiaries, in each case for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Year, accompanied as to such Consolidated statements, by an unqualified opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a copy of any management letter prepared by such accounting firm with respect to such Fiscal Year and distributed to the Company, (ii) a certificate of the chief financial officer of the Company stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Company has taken and proposes to take with respect thereto, (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (iv) a schedule in form satisfactory to the Administrative Agent of the computations used by the Company in determining compliance with the covenants contained in Sections 5.04(a) through (g).

          (e) ANNUAL FORECASTS. As soon as available and in any event no later than the end of each Fiscal Year, forecasts prepared by management of the Company, in form satisfactory to the Administrative Agent, of Consolidated balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year then ended.

          (f) LITIGATION. Promptly after the commencement thereof and service or other notification to the Company, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(h).

          (g) SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements (other than on Form S-8), that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (h) ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property owned by the Company or its Subsidiaries to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

          (i) OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Lender Party (through the Administrative Agent) may from time to time reasonably request.

          SECTION 5.04 FINANCIAL COVENANTS. So long as any Advance or any other Obligation of any Loan Party under or in respect of any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Company will:

          (a) LEVERAGE RATIO. Maintain on a Consolidated basis for itself and its Subsidiaries a Leverage Ratio for each Rolling Period ending on the date set forth below of not more than the amount set forth below for such Rolling Period:


          ----------------------------------------------------------------------------------

                        Rolling Period Ending In                           Ratio
          ----------------------------------------------------------------------------------
          September 30, 2000                                              3.50 to 1.00
          December 31, 2000                                               3.50 to 1.00
          ----------------------------------------------------------------------------------
          March 31, 2001                                                  3.00 to 1.00
          June 30, 2001                                                   3.00 to 1.00
          September 30, 2001                                              3.00 to 1.00
          December 31, 2001                                               3.00 to 1.00
          March 31, 2002                                                  3.00 to 1.00
          June 30, 2002                                                   3.00 to 1.00
          September 30, 2002                                              3.00 to 1.00
          December 31, 2002                                               3.00 to 1.00
          ----------------------------------------------------------------------------------

          March 31, 2003                                                  2.50 to 1.00
          June 30, 2003 and thereafter                                    2.50 to 1.00
          ----------------------------------------------------------------------------------


          (b) FIXED CHARGE COVERAGE RATIO. Maintain on a Consolidated basis for itself and its Subsidiaries a Fixed Charge Coverage Ratio for each Rolling Period ending September 30, 2000 and thereafter of not less than 1.25 to 1:00:

          (c) LIQUIDITY RATIO. Maintain at all times for itself and its Subsidiaries from the date hereof a ratio for cash (after deducting the amount of any cash of the Company and its Subsidiaries held by the respective credit provider as collateral to secure the Obligations of the Company and its Subsidiaries under any synthetic lease) PLUS Cash Equivalents PLUS account receivables to current liabilities of not less than 1.0 to 1.0.

          (d) LIMITATION ON LOSSES. Not have (i) an operating loss in each of two consecutive Fiscal Quarters, or (ii) an operating loss for a Fiscal Quarter which exceeds 3% of Tangible Net Worth as at the last day of such Fiscal Quarter.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

          SECTION 6.01 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:


          (a) (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable, or (ii) any Borrower shall fail to pay any interest on any Advance or any Loan Party shall fail or make any other payment under any Loan Document within two Business Days of when the same shall become due and payable; or

          (b) any representation or warranty made by any Loan Party or any of its Subsidiaries (or any of their officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made and either (i) such representation or warranty cannot be remedied and the Administrative Agent has given notice thereof to the Borrower or
     (ii) such representation or warranty continues to be incorrect in a material respect for fifteen (15) days after (A) the Borrower acknowledges in writing that such representation or warranty is incorrect, or (B) written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

          (c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(e), (f), (i) or (j), 5.02, or 5.04, PROVIDED, HOWEVER that no Event of Default shall arise under this clause (c) as a result of the noncompliance with Section 5.02(b), (f) or
     (k) in respect of a Person that is acquired by the Company or a Subsidiary as permitted hereunder after the date hereof if such noncompliance is cured within thirty (30) days following the acquisition of such Person; or

          (d) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 5.03, where such failure continues for fifteen (15) days after (A) the Borrower acknowledges such failure in writing, or (B) written notice of such failure is given to the Borrower by the Administrative Agent or any Lender; or

          (e) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed or observed (other than those referred to in clauses (a), (b), (c) or (d) of this Section 6.01) if such failure shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Company becomes aware of such failure or (B) written notice thereof shall have been given to the Company by the Administrative Agent or any Lender Party; or

          (f) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt or any Hedge Agreement of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount, or in the case of any Hedge Agreement an Agreement Value, of at least $5,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof PROVIDED, HOWEVER, that no Event of Default shall arise under this clause (f) as a result of the nonpayment of any Debt or any Hedge Agreement of any Person which is acquired by the Company or any of its Subsidiaries as permitted hereunder after the date hereof so long as the aggregate outstanding principal amount of such Debt, or Agreement Value of such Hedge Agreement, does not exceed $25,000,000 and such nonpayment does not continue for more than three (3) Business Days after the acquisition of such Person; or

          (g) the Company, any Loan Party which is a Significant Subsidiary or any of its Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company, any Loan Party that is a Significant Subsidiary or any of their Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Company, any Loan Party that is a Significant Subsidiary or any of their Significant Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (h) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could reasonably be likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (j) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) or (k) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

          (k) any Collateral Document or financing statement, after delivery thereof pursuant to Section 3.01 or 5.01(j) or (k), shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

          (l)  a Change of Control shall occur; or

          (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $1,000,000 per annum; or

          (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $5,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, declare the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Company, declare the Advances, all interest thereon and all other amounts payable under this Agreement, the Notes, if any, and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code or any similar statute in effect in any Non-U.S. jurisdiction applicable to any such Loan Party or Subsidiary, (x) the Commitments of each Lender Party and the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

          SECTION 6.02 ACTIONS IN RESPECT OF THE LETTERS OF CREDIT UPON DEFAULT. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                    GUARANTY

          SECTION 7.01 UNCONDITIONAL GUARANTY. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Advances to the Designated Subsidiaries and to induce the Administrative Agent to act hereunder, the Company hereby unconditionally and irrevocably guarantees to each Lender and the Administrative Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of any Designated Subsidiary now or hereafter existing under this Agreement, whether for principal, interest, fees, expenses, post-petition interest, indemnities or otherwise (such obligations being the "OBLIGATIONS"). Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Obligations and would be owed by any Designated Subsidiary to the Administrative Agent or any other Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Designated Subsidiary.

          SECTION 7.02 GUARANTY ABSOLUTE. The Company guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Administrative Agent with respect thereto. The obligations of the Company under this Article VII are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Company to enforce this
Article VII, irrespective of whether any action is brought against any Designated Subsidiary or whether any Designated Subsidiary is joined in any such action or actions. The liability of the Company under this guaranty shall be irrevocable, absolute and unconditional, irrespective of, and the Company hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

          (c) any taking, exchange, release or non-perfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (d) any change, restructuring or termination of the corporate structure or existence of any Designated Subsidiary; or

          (e) any setoff or counterclaim of any Designated Subsidiary or any defense which results from any disability or other defense of a Designated Subsidiary or the cessation or stay of enforcement from any cause whatsoever of the liability of a Designated Subsidiary (including, without limitation, the lack of validity or enforceability of any of the Loan Documents);

          (f) any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

          (i)  any statute of limitations to the extent permitted by law;

          (j) any appraisement, valuation, stay, extension, moratorium, redemption or similar law or similar rights for marshalling;

          (k) the absence, impairment or loss of any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy against a Designated Subsidiary, any other guarantor of the Obligations or any security, whether resulting from an election by the Administrative Agent or any Lender to foreclose upon security by nonjudicial sale, or otherwise;

          (l) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Designated Subsidiary or a guarantor, other than payment in full of a guaranteed obligation (except as provided for in the immediately succeeding sentence).

This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any Designated Subsidiary or otherwise, all as though such payment had not been made.

          SECTION 7.03 WAIVERS AND ACKNOWLEDGMENTS. (a) The Company hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any Designated Subsidiary or against any other guarantor of all or any portion of the Advances, and all other notices and demands whatsoever.

          (b) The Company hereby waives any right to revoke this guaranty, and acknowledges that this guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

          (c) The Company hereby waives any right to be informed by the Administrative Agent or any Lender of the financial condition of any Designated Subsidiary or any other guarantor of the Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Obligations.

          (d) The Company hereby waives any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Obligations.

          (e) Without limiting the scope of any of the foregoing provisions of the Section 7.03, the Company hereby further waives (i) all rights and defenses arising out of an election of remedies by Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed the Company's rights of subrogation and reimbursements against any Designated Subsidiary by the operation of Section 580d of the California Code of Civil Procedure or otherwise, (ii) all rights and defenses the Company may have by reason of protection afforded to any Designated Subsidiary with respect to the Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Obligations, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, and (III) all other rights and defenses available to the Company by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

          (f) The Company is fully aware of the financial condition and affairs of each Designated Subsidiary. The Company has executed this Agreement without reliance upon any representation, warranty, statement or information concerning any Designated Subsidiary furnished to the Company by the Administrative Agent or any Lender and has, independently, and without reliance on the Administrative Agent or any Lender, and based upon such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of each Designated Subsidiary and of other circumstances affecting the risk of nonpayment or nonperformance of the Obligations. The Company is in a position to obtain and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of each Designated Subsidiary and of other circumstances affecting the risk of nonpayment or nonperformance of the Obligations and will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

          (g) The Company acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article VII are knowingly made in contemplation of such benefits.

          SECTION 7.04 SUBROGATION. The Company will not exercise any rights that it may now or hereafter acquire against any Designated Subsidiary or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Lender against a Designated Subsidiary or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Designated Subsidiary or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Company in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Obligations and all other amounts payable under this guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this guaranty thereafter arising. If (i) the Company shall

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                                       66


make payment to the Administrative Agent or any other Lender of all or any part of the Obligations, (ii) all the Obligations and all other amounts payable under this guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the other Lenders will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations resulting from such payment by the Company. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation on such benefits.

          SECTION 7.05 SUBORDINATION. The Company hereby subordinates any and all debts, liabilities and obligations owed to the Company by each Designated Subsidiary (the "SUBORDINATED OBLIGATIONS") to the Obligations as provided in this Section 7.05.

          (a) PROHIBITED PAYMENTS. Except during the continuance of a Default the Company may receive regularly scheduled payments from each Designated Subsidiary on account of Subordinated Obligations, as otherwise permitted by
Section 5.02. After the occurrence and during the continuance of any Default, however, unless the Administrative Agent otherwise agrees, the Company shall not demand, accept or take any action to collect payment on account of the Subordinated Obligations.

          (b) PRIOR PAYMENT OF OBLIGATIONS. In any bankruptcy or similar proceeding relating to any Designated Subsidiary, the Company agrees that the Administrative Agent and the Lenders shall be entitled to receive payment of all Obligations (including any and all interest and expenses accruing after the commencement of such proceedings) before the Company receives payment of any Subordinated Obligations.

          (c) TURN OVER. After the occurrence and during the continuance of any Default (including the commencement and continuation of any bankruptcy proceeding relating to any Designated Subsidiary), the Company shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the Lenders and deliver such payments to the Administrative Agent's on account of the Obligations (including any and all interest and expenses accruing after the commencement of the proceedings), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Company under the other provisions of the Guaranty in this Article VII.

          (d) ADMINISTRATIVE AGENT AUTHORIZATION. After the occurrence and during the continuance of any Default, the Administrative Agent is authorized and empowered (but without any obligation to do so), in its discretion, (i) in the name of the Company to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount received thereon to the Obligations (including any and all Interest and Expenses accruing after the commencement of such proceedings), and (ii) to require the Company (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Obligations (including any and all Interest and Expenses accruing after the commencement of such proceedings).

          SECTION 7.06 SURVIVAL. This guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this guaranty, (b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 9.07) and the Administrative Agent and their respective successors, transferees and assigns and


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                                       67

(d) shall be reinstated if at any time any payment to a Lender or the Administrative Agent hereunder is required to be restored by such Lender or the Administrative Agent. Without limiting the generality of the foregoing clause
(c), each Lender may assign or otherwise transfer its interest in any Advance to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

                                  ARTICLE VIII

                                   THE AGENTS

          SECTION 8.01 AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender and the Issuing Bank (if applicable)) hereby appoints and authorizes the Administrative Agent to execute and deliver the Collateral Documents (subject to section 9.01) for the purpose of creating a security interest for the benefit of each Lender Party and to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Debt resulting from the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement.

          SECTION 8.02 AGENTS' RELIANCE, ETC. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agents: (a) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until such Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 8.03 BNP PARIBAS AND AFFILIATES. With respect to its Commitments, the Advances made by it and any Notes issued to it, BNP Paribas shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated,

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                                       68

include BNP Paribas in its individual capacity. BNP Paribas and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP Paribas were not an Agent and without any duty to account therefor to the Lender Parties.

          SECTION 8.04 LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 8.05 INDEMNIFICATION. (a) Each Lender Party (other than the Designated Bidders) severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively the "INDEMNIFIED COSTS"); PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party (other than the Designated Bidders) agrees to reimburse such Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) Each Lender (other than the Designated Bidders) severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender (other than the Designated Bidders) agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrowers.

          (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Revolving Credit Advances and Letter of Credit Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Revolving Credit Commitments at such time; PROVIDED that the aggregate principal amount of Letter of Credit Advances

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                                       69

owing to the Issuing Bank shall be considered to be owed to the Lenders ratably in accordance with their respective Revolving Credit Commitments at such time. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender, any other Lender Party or a third party. The failure of any Lender Party (other than the Designated Bidders) to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to any Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse any Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

          SECTION 8.06 SUCCESSOR AGENTS. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal by the Administrative Agent, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this
Section 8.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation or removal shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent shall become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          SECTION 8.07 OTHER AGENTS

          The Administrative Agent may, in its sole discretion appoint a Documentation Agent, Syndication Agent or other Agent under this Agreement. Each Lender Party hereby acknowledges that neither the Documentation Agent, Syndication Agent nor any other Lender Party designated as any "Agent" on the signature pages hereof other than the Administrative Agent has any responsibilities or liability hereunder other than in its capacity as a Lender, the titles Documentation Agent and Syndication Agent being purely honorary in nature.

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                                       70

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any Revolving Credit Notes or any other Loan Document, nor consent to any departure by any Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that
(a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than the Designated Bidders), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, (ii) change the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Revolving Credit Advances and Letter of Credit Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder,
(iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (iv) amend this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Revolving Credit Facility and that is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or amend Section 2.14 so as to subject such Lender to additional Obligations, (ii) reduce the principal of, or interest on, the Revolving Credit Advances or Letter of Credit Advances payable to such Lender or any fees or other amounts payable to such Lender, (iii) postpone any date scheduled for any payment of principal of, or interest on, the Advances payable to such Lender pursuant to Section 2.04 or Section 2.08 or any date fixed for payment of fees or other amounts payable to such Lender or (v) change the order of application of any prepayment set forth in Section 2.07 in any manner that materially adversely affects such Lender; PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and PROVIDED FURTHER that no amendment, waiver or consent shall, unless in writing and signed by each affected Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

          SECTION 9.02 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered by an overnight courier of nationally recognized standing, if to the Company or any other Loan Party, at the address of the Company at 233 Kansas Street, El Segundo, California 90245, Attention:
Treasury Department, telecopier number (310) 726-8439 (with a copy to the attention of General Counsel, telecopier number (310) 726-8484); if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 180 Montgomery Street, California 94104, Attention: Thomas Kunz and Paggie Wong, telecopier number (415) 956-4230 (with a copy, for any notice to the Administrative Agent hereunder other than any Notice of Borrowing, to the attention of Tjalling Terpstra, Vice President, telecopier number (213) 488-9602); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, transmitted by telecopier, or delivered to the overnight courier, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any

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                                       71

provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 9.03 NO WAIVER; REMEDIES. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9.04 COSTS AND EXPENSES. (a) The Company agrees to pay on demand (i) all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (b) The Borrowers agree to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such Liabilities, obligations, losses, damages, penalties, actions, judgments, suits are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. Each Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

          (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advances, LIBO Rate Advance or Local Rate Advances is made by any Borrower to or for the account

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                                       72


of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of an assignment in connection with a syndication contemplated by Section 2.02(c), a payment or Conversion pursuant to Section 2.07, 2.10(b)(i) or 2.11(d), acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to
Section 9.07 as a result of a demand by the Company pursuant to Section 9.07(a), such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.11 and 2.13 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 9.05 RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Borrower after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

          SECTION 9.06 BINDING EFFECT. This Agreement shall become effective (other than Section 2.01, 2.03 and 2.04, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein (other than in pursuant to a Designation Letter) without the prior written consent of the Lender Parties.

          SECTION 9.07 ASSIGNMENTS, DESIGNATIONS AND PARTICIPATIONS. (a) Each Lender (other than the Designated Bidders) may and, so long as no Default has occurred and is continuing, if demanded by the (following a demand by such Lender pursuant to Section 2.11 or 2.13) shall upon at least 5 Business Days' notice to such Lender and the Administrative Agent, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Revolving Credit Advances owing to it and any Revolving Credit Note or Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Company and the Administrative Agent) and shall be in an integral multiple of $500,000, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Company pursuant to this Section 9.07(a) shall be arranged by the Company after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

          (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Loan

Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Revolving Credit Note or Notes requested by the Assignee subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

          (e) Each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Advances as a Lender pursuant to Section 2.04; PROVIDED, HOWEVER, that (i) no such Lender shall be entitled to make more than two (2) such designations, (ii) each such Lender making one or more of such designations shall retain the right to make Competitive Bid Advances as a Lender pursuant to Section 2.04, (iii) each such designation shall be to a Designated Bidder and (iv) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.04 and the obligations related thereto.

          (f) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (i) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by any Borrower of any of its Obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Designation Agreement; (iv) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such designee confirms that it is a Designated Bidder; (vi) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (g) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been completed and is substantially in the form of Exhibit M hereto, (i) accept such Designation Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

          (h) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each Designation Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and, with respect to Lenders other than Designated Bidders, the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (i) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and any Note or Notes held by it) to any Person other than any Loan Party or any of its Subsidiaries or Affiliates; PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of such Advances and any such Note for all purposes of this Agreement, (iv) each Borrower, each Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (j) Any Lender Party may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 9.07, disclose to the assignee, designee or participant or proposed assignee, designee or participant, any information relating to the Company furnished to such Lender Party by or on behalf of the Company.

          (k) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 9.08 CONFIDENTIALITY. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Company, other than (a) to such Agent's or such Lender Party's Affiliates and Approved Funds and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and Participants (who shall be bound by this provision as though a Lender Party), and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, PROVIDED that, prior to such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

          SECTION 9.09 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by fax of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

          SECTION 9.10 NO LIABILITY OF THE ISSUING BANK. The Borrower requesting any Letter of Credit assumes all risks of the acts or omissions of any beneficiary or transferee of such Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that such Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          SECTION 9.11 DESIGNATED SUBSIDIARIES. (a) DESIGNATION. The Company may at any time, and from time to time, by delivery to the Administrative Agent of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit D-1 hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Administrative Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

          (b) OPINION OF LOCAL COUNSEL TO NON-U.S. GUARANTORS. Following the designation of a Subsidiary as a "Designated Subsidiary" under Section 9.11(a) the Company shall use all reasonable efforts to have delivered to the Administrative Agent opinions of local counsel for the Non-U.S. Guarantors, in each case as requested by, and in form and substance acceptable to, the Administrative Agent.

          (c) TERMINATION. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement and the Notes of any Designated Subsidiary then, so long as at the time no Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Administrative Agent to the Lenders (which notice the Administrative Agent shall give promptly, and only upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

          SECTION 9.12 JURISDICTION, ETC. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California court or federal court of the United States of America sitting in Los Angeles California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any California State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.13 GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of California.

          SECTION 9.14 JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at BNP Paribas' principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Foreign Currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Foreign Currency with Dollars at BNP Paribas' principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

          (c) The obligation of the Borrowers in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender Party or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party or the Administrative Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender Party or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender Party or the Administrative Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender Party or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender Party or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender Party or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower such excess.

          SECTION 9.15 SUBSTITUTION OF CURRENCY. If a change in any Committed Currency or Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and LIBO Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Company) to be necessary to reflect the change in currency and to put the Lender Parties and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Committed Currency or Foreign Currency had occurred.

          SECTION 9.16 WAIVER OF JURY TRIAL. Each of the Loan Parties, each Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             COMPANY

                                             INTERNATIONAL RECTIFIER CORPORATION


                                             By
                                               ---------------------------------
                                               Title:

                           SOLE ARRANGER, SYNDICATION AGENT, ADMINISTRATIVE AGENT AND INITIAL ISSUING BANK

                                BNP PARIBAS
                                as Sole Arranger, Syndication Agent,
                                Administrative Agent and Initial Issuing Bank


                                By
                                  ---------------------------------------------
                                  Title:


                                By
                                  ---------------------------------------------
                                  Title:



                           INITIAL LENDERS

                                BNP PARIBAS


                                By
                                  ---------------------------------------------
                                  Title:


                                By
                                  ---------------------------------------------
                                  Title:

                                ABN AMRO Bank N.V.


                                By
                                  ---------------------------------------------
                                  Title:


                                By
                                  ---------------------------------------------
                                  Title:

                                SANWA BANK CALIFORNIA


                                By
                                  ---------------------------------------------
                                  Title:

                                UNION BANK OF CALIFORNIA, N.A.


                                By
                                  ---------------------------------------------
                                  Title:

                                THE FUJI BANK, LIMITED


                                By
                                  ---------------------------------------------
                                  Title:

                                COMERICA BANK - CALIFORNIA


                                By
                                  ---------------------------------------------
                                  Title:

                                MELLON BANK, N.A.


                                By
                                  ---------------------------------------------
                                  Title:

                                WELLS FARGO BANK ,N.A.


                                By
                                  ---------------------------------------------
                                  Title:

                                                                   SCHEDULE I TO
                                                                CREDIT AGREEMENT

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

-------------------------------------------------------------------------------------------------------------------------
NAME OF LENDER       REVOLVING       LETTER OF       DOMESTIC LENDING OFFICE           EUROCURRENCY LENDING OFFICE
                     CREDIT          CREDIT
                     COMMITMENT      COMMITMENT
-------------------------------------------------------------------------------------------------------------------------
BNP Paribas           $22,500,000      $3,000,000    Los Angeles Branch                Los Angeles Branch
                                                     725 S. Figueroa St, Suite 2090    725 S. Figueroa St, Suite 2090
                                                     Los Angeles, CA  90017            Los Angeles, CA  90017
                                                     Attention:  Tjalling Terpstra /   Attention:  Tjalling Terpstra /
                                                                  Jeffrey King                      Jeffrey King
                                                     Telephone:    (213) 688 6425      Telephone:    (213) 688 6425
                                                     Telecopier:   (213) 488 9602      Telecopier:   (213) 488 9602

-------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank, N.V.   $21,000,000      $2,800,000    208 South LaSalle, Suite 1500     208 South LaSalle, Suite 1500
                                                     Chicago, IL 60604-1003            Chicago, IL 60604-1003
                                                     Attention: Credit Administration  Attention:  Credit Administration
                                                     Telephone:  (312) 992-5110        Telephone:  (312) 992-5110
                                                     Telecopier: (312) 992-5111        Telecopier: (312) 992-5111
                                                                                       with a copy to:
                                                     with a copy to:
                                                                                       101 California Street, Suite 4550
                                                     101 California Street,            San Francisco CA 94111-5812
                                                     Suite 4550                        Attention: Joseph Endoso
                                                     San Francisco CA 94111-5812       Telephone: (415) 984-3700
                                                     Attention:  Joseph Endoso         Telecopier:(415) 362-3524
                                                     Telephone:  (415) 984-3700
                                                     Telecopier: (415) 362-3524
-------------------------------------------------------------------------------------------------------------------------
Sanwa Bank            $21,000,000      $2,800,000    9000 East Valley Boulevard        9000 East Valley Boulevard
California                                           Rosemead CA 91770                 Rosemead CA 91770
                                                     Attention:   Stephen J Popovich   Attention:   Stephen J Popovich /
                                                                  /Gregg Hessick                    Gregg Hessick
                                                     Telephone:  (626) 312-5741 /      Telephone:  (626) 312-5741 /
                                                                 (626) 312 5738                    (626) 312 5738
                                                     Telecopier: (626) 312-5751        Telecopier: (626) 312-5751

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
NAME OF LENDER       REVOLVING       LETTER OF       DOMESTIC LENDING OFFICE           EUROCURRENCY LENDING OFFICE
                     CREDIT          CREDIT
                     COMMITMENT      COMMITMENT
-------------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank,     $21,000,000      $2,800,000    Los Angeles Regional Commercial   Los Angeles Regional Commercial
N.A.                                                 Banking Office                    Banking Office
                                                     333 South Grand Avenue, 3rd Fl    333 South Grand Avenue, 3rd Fl
                                                     Los Angeles, CA 90071             Los Angeles, CA 90071
                                                     Attention  Charles C. Warner      Attention  Charles C. Warner
                                                     Telephone:  (213) 253-3658        Telephone:  (213) 253-3658
                                                     Telecopier: (213) 687-3501        Telecopier: (213) 687-3501

                                                     with a copy to:                   with a copy to:

                                                     Commercial Banking Office         Commercial Banking Office
                                                     201 Third Street; 8th floor       201 Third Street; 8th floor
                                                     San Francisco, CA  94103          San Francisco, CA  94103
                                                     Attention  Evelyn Lucas           Attention  Evelyn Lucas
                                                     Telephone:  (415) 477-5426        Telephone:  (415) 477-5426
                                                     Telecopier: (415) 979-0675        Telecopier: (415) 979-0675

-------------------------------------------------------------------------------------------------------------------------
Union Bank of         $21,000,000      $2,800,000    455 S. Figueroa Street, 10th Fl   455 S. Figueroa Street, 10th Fl
California, N.A.                                     Los Angeles, CA 90071             Los Angeles, CA 90071
                                                     Attention: Robert Petersen, RVP   Attention:   Robert Petersen, RVP
                                                     Telephone:   (213) 236-4182       Telephone:   (213) 236-4182
                                                     Facsimile:   (213) 236 4066       Facsimile:   (213) 236 4066

                                                     with a copy to                    with a copy to

                                                     1980 Saturn Street                1980 Saturn Street
                                                     Monterey Park, CA  91755          Monterey Park, CA  91755
                                                     Attention:  Ruby Gonzales         Attention:  Ruby Gonzales
                                                     Telephone:  (323) 720-7055        Telephone:  (323) 720-7055
                                                     Telecopier: (323) 720-6198        Telecopier: (323) 720-6198
-------------------------------------------------------------------------------------------------------------------------
The Fuji Bank,        $14,500,000      $1,933,333    333 South Hope Street, 39th Fl    333 South Hope Street, 39th Fl
Limited                                              Los Angeles, CA 90071             Los Angeles, CA 90071
                                                     Attention:   Richard G. Bushman   Attention:   Richard G. Bushman
                                                     Telephone:   (213) 253-4182       Telephone:   (213) 253-4182
                                                     Telecopier:  (213) 253-4175       Telecopier:  (213) 253-4175

                                                     with a copy to                    with a copy to

                                                     333 South Hope Street, 39th Fl    333 South Hope Street, 39th Fl
                                                     Los Angeles, CA 90071             Los Angeles, CA 90071
                                                     Attention:  Carol Esparza         Attention:  Carol Esparza
                                                     Telephone:   (213) 253-4137       Telephone:   (213) 253-4137
                                                     Telecopier:  (213) 253-4178       Telecopier:  (213) 253-4178

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
NAME OF LENDER       REVOLVING       LETTER OF       DOMESTIC LENDING OFFICE           EUROCURRENCY LENDING OFFICE
                     CREDIT          CREDIT
                     COMMITMENT      COMMITMENT
-------------------------------------------------------------------------------------------------------------------------
Comerica Bank -       $14,500,000      $1,933,333    10900 Wilshire Boulevard          10900 Wilshire Boulevard
California                                           Los Angeles, CA 90024             Los Angeles, CA 90024
                                                     Attention:  Scott Lane            Attention:  Scott Lane
                                                     Telephone:  (310) 824-6775        Telephone:  (310) 824-6775
                                                     Telecopier: (310) 824-6833        Telecopier: (310) 824-6833

                                                     with a copy to:                   with a copy to:

                                                     611 Anton Boulevard, 2nd Fl       611 Anton Boulevard, 2nd Fl
                                                     Costa Mesa, CA 92626              Costa Mesa, CA 92626
                                                     Telephone:  (714) 435-3973        Telephone:  (714) 435-3973
                                                     Telecopier: (714) 424-3857        Telecopier: (714) 424-3857

-------------------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.     $14,500,000      $1,933,333    Three Mellon Bank, Room 2300      Three Mellon Bank, Room 2300
                                                     Pittsburgh, PA 15259              Pittsburgh, PA 15259
                                                     Attention:  Emma Borza            Attention:  Emma Borza
                                                     Telephone:  (412) 234-7365        Telephone:  (412) 234-7365
                                                     Telecopier: (412) 209-6122        Telecopier: (412) 209-6122

                                                     with a copy to:                   with a copy to:

                                                     400 S. Hope Street, 5th Fl        400 S. Hope Street, 5th Fl
                                                     Los Angeles, CA 90071             Los Angeles, CA 90071
                                                     Attention:  John N. Cate          Attention:  John N. Cate
                                                     Telephone:  (213) 553-9561        Telephone:  (213) 553-9561
                                                     Telecopier: (213) 629-0492        Telecopier: (213) 629-0492

-------------------------------------------------------------------------------------------------------------------------
TOTAL:               $150,000,000     $20,000,000
----------------------------------------------------

                                                                  EXECUTION COPY

                                                                     EXHIBIT A-1
                                                                       TO CREDIT
                                                                       AGREEMENT

                          FORM OF REVOLVING CREDIT NOTE

$_______________                                            Dated: ____ __, ____


                  FOR VALUE RECEIVED, the undersigned, International Rectifier Corporation, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of __________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Revolving Credit Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lender Parties party thereto and BNP Paribas, as Sole Arranger, Administrative Agent and Initial Issuing Bank, on the dates and in the amounts specified in the Credit Agreement.

                  The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in lawful money of the United States of America, or in a Committed Currency, as applicable, to BNP Paribas, as Administrative Agent, at the Administrative Agent?s Account, in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "REVOLVING CREDIT ADVANCES") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the

                                      A1-2


other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                       INTERNATIONAL RECTIFIER CORPORATION

                                       By
                                         ---------------------------------------
                                           Name:
                                           Title:

                                      A1-3


                       ADVANCES AND PAYMENTS OF PRINCIPAL
----------------------------------------------------------------------------------------------------------------------
          DATE              AMOUNT OF ADVANCE     AMOUNT OF PRINCIPAL      UNPAID PRINCIPAL       NOTATION MADE BY
                                                     PAID OR REPAID             BALANCE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                                  EXECUTION COPY

                                                                     EXHIBIT A-2
                                                                       TO CREDIT
                                                                       AGREEMENT

                          FORM OF COMPETITIVE BID NOTE

$_______________                                            Dated: ____ __, 200_


                  FOR VALUE RECEIVED, the undersigned, International Rectifier Corporation, a Delaware corporation (the "BORROWER"), HEREBY PROMISES TO PAY to the order of __________________ (the "LENDER") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Competitive Bid Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of November 2, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other Lender Parties party thereto and BNP Paribas, as Sole Arranger, Administrative Agent and Initial Issuing Bank, on the dates and in the amounts specified in the Credit Agreement.

                  The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest are payable in the Foreign Currency denomination of the Competitive Bid Advance to which such principal and interest relate and are payable to BNP Paribas, as Administrative Agent, at the Administrative Agent?s Account, in same day funds. Each Competitive Bid Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of advances (the "COMPETITIVE BID ADVANCES") by the Lender to the Borrower in an amount not to exceed the Equivalent of the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Competitive Bid Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the

                                      A2-2


obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California.

                                       INTERNATIONAL RECTIFIER CORPORATION

                                       By
                                         ---------------------------------------
                                          Name:
                                          Title:

                                      A2-3


                       ADVANCES AND PAYMENTS OF PRINCIPAL


----------------------------------------------------------------------------------------------------------------------
          DATE              AMOUNT OF ADVANCE     AMOUNT OF PRINCIPAL      UNPAID PRINCIPAL       NOTATION MADE BY
                                                     PAID OR REPAID             BALANCE
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT B-1
                                                                       TO CREDIT
                                                                       AGREEMENT

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

BNP Paribas,
  as Administrative Agent
  under the Credit Agreement
  referred to below

____________________
____________________                                          Dated: _____, ____


Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, [INTERNATIONAL RECTIFIER CORPORATION]/[NAME OF DESIGNATED SUBSIDIARY], refers to the Credit Agreement dated as of _________, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among International Rectifier Corporation, the Lender Parties party thereto and BNP Paribas, as Sole Arranger, Administrative Agent and Initial Issuing Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "PROPOSED REVOLVING CREDIT BORROWING") as required by Section 2.02(a) of the Credit Agreement:

                  (i) The Business Day of the Proposed Revolving Credit Borrowing is _________ __, [200_].

                  (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

                  (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is ______________ (1).



-------------------
(1) Proposed Revolving Credit Borrowing must be denominated in Dollars or a Committed Currency. Revolving Credit Borrowings denominated in Committed Currencies must be Eurocurrency Rate Advances.

                                      B1-2


                  [(iv) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed Revolving Credit Borrowing is __________ month[s].]

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

                  (A) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Revolving Credit Borrowing, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, and additionally, if the Proposed Revolving Credit Borrowing is requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter as though made on and as of the date of the Proposed Revolving Credit Borrowing other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Revolving Credit Borrowing, in which case as of such specific date; and

                  (B) no event has occurred and is continuing, or would result from the Proposed Revolving Credit Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default.

                  Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

                                         Very truly yours,

                                         [INTERNATIONAL RECTIFIER CORPORATION] /
                                         [DESIGNATED SUBSIDIARY]

                                         By
                                           -------------------------------------
                                             Name:
                                             Title:

                                                                     EXHIBIT B-2
                                                                       TO CREDIT
                                                                       AGREEMENT

                   FORM OF NOTICE OF COMPETITIVE BID BORROWING

BNP Paribas,
  as Administrative Agent
  under the Credit Agreement
  referred to below

____________________
____________________                                          Dated: _____, ____


Attention:  _______________

Ladies and Gentlemen:

                  The undersigned, [INTERNATIONAL RECTIFIER CORPORATION]/[NAME OF DESIGNATED SUBSIDIARY], refers to the Credit Agreement dated as of _________, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined), among International Rectifier Corporation, the Lender Parties party thereto and BNP Paribas, as Sole Arranger, Administrative Agent and Initial Issuing Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.04 of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Competitive Bid Borrowing (the "PROPOSED COMPETITIVE BID BORROWING") as required by Section 2.04(a)(i) of the Credit Agreement:

                  (i) The Business Day of the Proposed Competitive Bid Borrowing is _________ __, [200_].

                  (ii) The aggregate amount of the Proposed Competitive Bid Borrowing is ______________.

                  (iii) The interest rate basis and day count convention to be offered by the Lenders for the Proposed Competitive Bid Borrowing is ____________, and _________, respectively.

                                      B2-2


                  (iv) The currency of the Proposed Competitive Bid Borrowing is ___________.(1)

                  (v) [The Interest Period for the Proposed Competitive Bid Borrowing is ___________.(2)] / [The maturity date for repayment of each Local Rate Advance to be made as part of such Competitive Bid Borrowing is ____________.(3)]

                  (vi) The interest payment date or dates relating to the Proposed Competitive Bid Borrowing is or are _____________.

                  (vii) The location of the Borrower's account to which funds are to be advanced relating to the Proposed Competitive Bid Drawing is
         ___________.

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

                  (A) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of the Proposed Competitive Bid Borrowing, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, and additionally, if the Proposed Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter as though made on and as of the date of the Proposed Competitive Bid Borrowing other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Competitive Bid Borrowing, in which case as of such specific date; and

                  (B) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default.

                  Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.



--------------------
(1) Competitive Bid Borrowings must be denominated in a Foreign Currency.

(2) Use this alternative in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances

(3) Use this alternative in the case of a Proposed Competitive Bid Borrowing consisting of Local Rate Advances (which maturity date may not be earlier than the date occurring seven days after the date of such Proposed Competitive Bid Borrowing or later than the earlier of (I) 180 days after the date of such Proposed Competitive Bid Borrowing and (II) the Termination
Date).

                                      B2-3


                                        Very truly yours,

                                        [INTERNATIONAL RECTIFIER CORPORATION] /
                                        [DESIGNATED SUBSIDIARY]

                                        By
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C
                                                                       TO CREDIT
                                                                       AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of ____________, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among International Rectifier Corporation, a Delaware corporation (the "COMPANY", together with the Designated Subsidiaries each individually, and together, the "BORROWER"), the Lender Parties party thereto and BNP Paribas, as Sole Arranger, Administrative Agent and Initial Issuing Bank.

                  Each "Assignor" referred to on Schedule 1 hereto (each, an "ASSIGNOR") and each "Assignee" referred to on Schedule 1 hereto (each, an "ASSIGNEE") agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

                  1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on
Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, such Assignee's Commitments and the amount of the Advances owing to such Assignee will be as set forth on Schedule 1 hereto.

                  2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by such Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the Commitments assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the Commitments retained by such Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

                  3. Such Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon any Agent, any Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Credit Agreement, such Assignor shall cease to be a party thereto.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of California.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       TO
                            ASSIGNMENT AND ACCEPTANCE


====================================================================================================================
ASSIGNORS:
--------------------------------------------------------------------------------------------------------------------
REVOLVING CREDIT FACILITY
--------------------------------------------------------------------------------------------------------------------
     Percentage interest assigned                                   %         %           %           %           %
--------------------------------------------------------------------------------------------------------------------
     Revolving Credit Commitment assigned                  $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
     Aggregate outstanding principal amount of Revolving
Credit Advances assigned                                   $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
     Principal amount of Revolving Credit Note payable
to ASSIGNOR                                                $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
LETTER OF CREDIT FACILITY
--------------------------------------------------------------------------------------------------------------------
     Letter of Credit Commitment assigned                  $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
     Letter of Credit Commitment retained                  $           $         $           $           $
====================================================================================================================



====================================================================================================================
ASSIGNEES:
--------------------------------------------------------------------------------------------------------------------
REVOLVING CREDIT FACILITY
--------------------------------------------------------------------------------------------------------------------
     Percentage interest assumed                                    %         %           %           %           %
--------------------------------------------------------------------------------------------------------------------
     Revolving Credit Commitment assumed                   $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
     Aggregate outstanding principal amount of Revolving
Credit Advances assumed                                    $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
     Principal amount of Revolving Credit Note payable
to ASSIGNEE                                                $           $         $           $           $
--------------------------------------------------------------------------------------------------------------------
LETTER OF CREDIT FACILITY
--------------------------------------------------------------------------------------------------------------------
     Letter of Credit Commitment assumed                   $           $         $           $           $
====================================================================================================================

Effective Date (if other than date of acceptance by Administrative Agent):
_________ __, ____

                                   ASSIGNORS

                                                                 , as Assignor
                                         ------------------------
                                         By
                                           --------------------------------
                                             Name:
                                             Title:

                                         Dated:         ,
                                                ----- --  ----
                                                                 , as Assignor
                                         ------------------------
                                         By
                                           --------------------------------
                                             Name:
                                             Title:

                                         Dated:         ,
                                                ----- --  ----
                                   ASSIGNEES

                                                                 , as Assignee
                                         ------------------------
                                         By
                                           --------------------------------
                                             Name:
                                             Title:

                                         Dated:         ,
                                                ----- --  ----
                                                                 , as Assignee
                                         ------------------------
                                         By
                                           --------------------------------
                                             Name:
                                             Title:

                                         Dated:         ,
                                                ----- --  ----

Accepted and Approved this ____
day of ___________, ____

BANQUE NATIONALE DE PARIS,
     as Administrative Agent

By
  -------------------------------------
    Name:
    Title:

Approved this ____ day
of _____________, ____

INTERNATIONAL RECTIFIER CORPORATION

By
  -------------------------------------
    Name:
    Title:

                                                                     EXHIBIT D-1
                                                                       TO CREDIT
                                                                       AGREEMENT

                           FORM OF DESIGNATION LETTER

                                                             ___________, 200[ ]

BNP Paribas, as Administrative Agent
under the Credit Agreement referred to below
725 South Figueroa Street, Suite 2090
Los Angeles, California 90017

Ladies and Gentlemen:

                  We refer to the Credit Agreement dated as of _________, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) among International Rectifier Corporation (the "COMPANY"), the Lender Parties party thereto, BNP Paribas as Sole Arranger and Initial Issuing Bank and BNP Paribas as Administrative Agent (the "ADMINISTRATIVE AGENT").

                  The Company hereby designates its undersigned Subsidiary, ____________ ("DESIGNATED SUBSIDIARY"), as a "Designated Subsidiary" under
Section 9.11 of the Credit Agreement and is made for all purposes of the Credit Agreement.

                  The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Credit Agreement and agrees to be bound by the terms and conditions of the Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lenders as follows:

                  (a) The Designated Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of ____________, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the

                                      D1-2


         Designated Subsidiary have been validly issued, are fully paid and non-assessable and are owned free and clear of all Liens. All of the outstanding capital stock of the Company has been validly issued, has been fully paid and is non-assessable.

                  (b) The execution, delivery and performance by the Designated Subsidiary of this Designation Letter and each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not
         (i) contravene the Designated Subsidiary 's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award,
         (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Neither the Designated Subsidiary nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Designated Subsidiary or its Subsidiaries of this Designation Letter or any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by the Designated Subsidiary or its Subsidiaries of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) to the Credit Agreement.

                  (d) This Designation Letter has been, and each other Transaction Document to which the Designated Subsidiary is to be a party, when delivered under the Credit Agreement, will have been, duly executed and delivered by the Designated Subsidiary. This Agreement is, and each other Transaction Document to which the Designated Subsidiary is to be a party, when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Designated Party, enforceable against the Designated Party in accordance with their terms.

                  (e) There is no action, suit, investigation, litigation or proceeding affecting the Designated Subsidiary or any of its Subsidiaries, including any Environmental Action, pending or, to the best knowledge of the Designated Subsidiary, threatened before any

                                      D1-3


         court, government agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Designation Letter or any Transaction Document or the consummation of the transactions contemplated hereby.

                  (f) Neither the Designated Subsidiary nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock (other than purchases of the shares of common stock of the Designated Subsidiary permitted by
         Section 5.02(g) of the Credit Agreement, all such shares to be retired upon purchase), and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (g) Neither the Designated Subsidiary nor any of its Subsidiaries is (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (ii) a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  The Designated Subsidiary hereby agrees that service of process in any action or proceeding brought in any California State court or in a federal court may be made upon the Company at its offices at __________,
Attention: __________ (the "PROCESS AGENT") and the Designated Subsidiary hereby irrevocably appoints the Process Agent to give any notice of any such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon.

                  The Company hereby accepts such appointment as Process Agent and agrees with you that (i) the Company will maintain an office in ____________, California through the Termination Date and will give the Agent prompt notice of any change of address of the Company, (ii) the Company will perform its duties as Process Agent to receive on behalf of the Designated Subsidiary and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any California State or federal court sitting in [Los Angeles] arising out of or relating to the Credit Agreement and (iii) the Company will forward forthwith to the Designated Subsidiary at its address at ___________________ or, if different, its then current address, copies of any summons, complaint and other process which the Company received in connection with its appointment as Process Agent.

                                      D1-4


                                        Very truly yours,

                                        INTERNATIONAL RECTIFIER CORPORATION

                                        By
                                          --------------------------
                                           Name:
                                           Title:

                                        [NAME OF DESIGNATED SUBSIDIARY]

                                        By
                                          --------------------------
                                           Name:
                                           Title:

                                                                     EXHIBIT F-2
                                                                       TO CREDIT
                                                                       AGREEMENT

                              FORM OF U.S. GUARANTY

                          Dated as of __________, 2000

                                      From

                           THE GUARANTORS NAMED HEREIN

                                       and

                  THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                                  As Guarantors
                                  -------------
                                   in favor of

                       THE SECURED PARTIES REFERRED TO IN
                     THE CREDIT AGREEMENT REFERRED TO HEREIN

                                TABLE OF CONTENTS


SECTION                                                                                                        PAGE
Section 1.     Guaranty; Limitation of Liability..................................................................1
Section 2.     Guaranty Absolute..................................................................................2
Section 3.     Waivers and Acknowledgments........................................................................4
Section 4.     Subrogation........................................................................................6
Section 5.     Payments Free and Clear of Taxes, Etc..............................................................6
Section 6.     Representations and Warranties.....................................................................9
Section 7.     Covenants..........................................................................................9
Section 8.     Amendments, Guaranty Supplements, Etc..............................................................9
Section 9.     Notices, Etc......................................................................................10
Section 10.    No Waiver; Remedies...............................................................................10
Section 11.    Right of Set-off..................................................................................10
Section 12.    Indemnification...................................................................................11
Section 13.    Subordination.....................................................................................12
Section 14.    Continuing Guaranty; Assignments under the Credit Agreement.......................................13
Section 15.    Execution in Counterparts.........................................................................13
Section 16.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc............................................13

Exhibit A  - Form of Guaranty Supplement

                                  U.S. GUARANTY


     U.S. GUARANTY dated as of ___________, 2000, (the "GUARANTY") made by the Persons listed on the signature pages hereof under the caption "Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "GUARANTORS" and, individually, each a "GUARANTOR") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENT

     International Rectifier Corporation, a Delaware corporation (the "COMPANY"), is party to a Credit Agreement dated as of _________, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the Lender Parties party thereto, BNP Paribas as Sole Arranger and Initial Issuing Bank and BNP Paribas as Administrative Agent (the "ADMINISTRATIVE AGENT"). Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

     SECTION 1. GUARANTY; LIMITATION OF LIABILITY. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

     (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

     (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

     SECTION 2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against a Borrower or any other Loan Party or whether a Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

     (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

     (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

     (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

     (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

     (h) any setoff or counterclaim of any Loan Party or any defense which results from any disability or other defense of a Loan Party or the cessation or stay of enforcement from any cause whatsoever of the liability of a Loan Party (including, without limitation, the lack of validity or enforceability of any of the Loan Documents);

     (i) any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

     (j) any statute of limitations to the extent permitted by law;

     (k) any appraisement, valuation, stay, extension, moratorium, redemption or similar law or similar rights for marshalling;

     (l) the absence, impairment or loss of any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy against a Loan Party, any other guarantor of the Obligations or any security, whether resulting from an election by the Administrative Agent or any Lender to foreclose upon security by non-judicial sale, or otherwise;

     (m) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of a Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

     SECTION 3. WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

     (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

     (c) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

     (d) Each Guarantor hereby waives any right to be informed by the Administrative Agent or any Lender of the financial condition of any other Loan Party or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

     (e) Each Guarantor hereby waives any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

     (f) Without limiting the scope of any of the foregoing provisions of this
Section 3, each Guarantor hereby further waives (i) all rights and defenses arising out of an election of remedies by the Administrative Agent or any Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for any Guaranteed Obligation, has destroyed such Guarantor's rights of subrogation and reimbursements against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise, (ii) all rights and defenses such Guarantor may have by reason of protection afforded to any other Loan Party with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, and (III) all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

     (g) Each Guarantor is fully aware of the financial condition and affairs of each other Loan Party. Each Guarantor has executed this Agreement without reliance upon any representation, warranty, statement or information concerning any other Loan Party furnished to such Guarantor by the Administrative Agent or any Lender and has, independently, and without reliance on the Administrative Agent or any Lender, and based upon such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of each other Loan Party and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of each other Loan Party and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

     (h) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

     SECTION 4. SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against a Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against a Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

     SECTION 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.12 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and
(iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

     (c) Each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, such Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9, the original or a certified copy of a check or receipt evidencing such payment. In the case of any payment hereunder by or on behalf of any Guarantor through an account or branch outside the United States or by or on behalf of such Guarantor by a payor that is not a United States person, if such Guarantor determines that no Taxes are payable in respect thereof, such Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 5, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

     (e) Upon the reasonable request in writing of any Guarantor, each Secured Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Secured Party in the case of each other Secured Party, and from time to time thereafter upon the reasonable request in writing by any Guarantor (but only so long thereafter as such Secured Party remains lawfully able to do so), provide each of the Administrative Agent and such Guarantor with two original Internal Revenue Service forms W-8ECI or W-8BEN or (in the case of a Secured Party that has certified in writing to the

Administrative Agent that it is not a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code) form W-8 (and, if such Secured Party delivers a form W-8, a certificate representing that such Secured Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Secured Party is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes or, in the case of a Secured Party providing a form W-8, certifying that such Secured Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Secured Party at the time such Secured Party first becomes a party to the Credit Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Secured Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; PROVIDED, HOWEVER, that if, in the case of a Secured Party becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Secured Party becomes a party to the Credit Agreement, the Secured Party assignor was entitled to payments under subsection (a) of this Section 5 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Secured Party assignee on such date. If any form or document referred to in this subsection (e) and requested by any Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI, W-8BEN or W-8 (or the related certificate described above), that the applicable Secured Party reasonably considers to be confidential, such Secured Party shall give notice thereof to the applicable Guarantor and shall not be obligated to include in such form or document such confidential information.

     (f) For any period with respect to which a Secured Party has failed to provide any Guarantor following such Guarantor's request therefor pursuant to subsection (e) above with the appropriate form described in subsection (e) above (OTHER THAN if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Secured Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 5 with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Secured Party become subject to Taxes because of its failure to deliver a form required hereunder, such

Guarantor shall take such steps as such Secured Party shall reasonably request to assist such Secured Party to recover such Taxes.

     SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Company with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

     (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

     (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

     SECTION 7. COVENANTS. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender Party shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Company has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

     SECTION 8. AMENDMENTS, GUARANTY SUPPLEMENTS, ETC. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

     (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a "GUARANTY SUPPLEMENT"),
(i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "GUARANTOR" or a "U.S. GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "U.S. GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

     SECTION 9. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic or telecopy communication) and mailed, telecopied or delivered to it, if to any Guarantor, addressed to it in care of the Company at the Company's address specified in Section 9.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 9.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     SECTION 10. NO WAIVER; REMEDIES. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

     SECTION 12. INDEMNIFICATION. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

     (b) In no event shall any of the Indemnified Parties have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, for any special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

     (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this
Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

     SECTION 13. SUBORDINATION. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

     (a) PROHIBITED PAYMENTS, ETC. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

     (b) PRIOR PAYMENT OF GUARANTEED OBLIGATIONS. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

     (c) TURN-OVER. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

     (d) ADMINISTRATIVE AGENT AUTHORIZATION. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

     SECTION 14. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

     SECTION 15. EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

     SECTION 16. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

     (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or federal court of the United States of America sitting in Los Angeles, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

     (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any California State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

     (d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                            [GUARANTORS]


                                            By  ________________________________
                                                 Name:
                                                 Title:
                                            Address:

                                                                     EXHIBIT F-3
                                                                       TO CREDIT
                                                                       AGREEMENT

                            FORM OF NON-U.S. GUARANTY

                          Dated as of ___________, 2000

                                      From

                           THE GUARANTORS NAMED HEREIN

                                       and

                  THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

                                  as Guarantors
                                  -------------
                                   in favor of

                       INTERNATIONAL RECTIFIER CORPORATION

                                TABLE OF CONTENTS


                                                                                                               PAGE
Section 1.     Guaranty; Limitation of Liability..................................................................1
Section 2.     Guaranty Absolute..................................................................................2
Section 3.     Waivers and Acknowledgments........................................................................5
Section 4.     Subrogation........................................................................................6
Section 5.     Payments Free and Clear of Taxes, Etc..............................................................7
Section 6.     Representations and Warranties.....................................................................8
Section 7.     Covenants..........................................................................................9
Section 8.     Amendments, Guaranty Supplements, Etc..............................................................9
Section 9.     Notices, Etc.......................................................................................9
Section 10.    No Waiver; Remedies...............................................................................10
Section 11.    Right of Set-Off..................................................................................10
Section 12.    Indemnification...................................................................................10
Section 13.    Subordination.....................................................................................11
Section 14.    Continuing Guaranty; Assignments under the Credit Agreement.......................................13
Section 15.    Execution in Counterparts.........................................................................13
Section 16.    Judgment..........................................................................................13
Section 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc............................................14


Exhibit A  - Form of Guaranty Supplement

                                                                       EXHIBIT A
                                                                         TO U.S.
                                                                        GUARANTY


                           FORM OF GUARANTY SUPPLEMENT


                                                            _________ __, 200[ ]


BNP Paribas, as Administrative Agent
725 South Figueroa Street, Suite 2090
Los Angeles, California 90017

Attention:  Tjalling Terpstra


Credit Agreement dated as of _________, 2000 among International Rectifier Corporation, a Delaware corporation (the "COMPANY"), the Lender Parties party thereto, BNP Paribas as Sole Arranger and Initial Issuing Bank and BNP Paribas as Administrative Agent.


Ladies and Gentlemen:

     Reference is made to the above-captioned Credit Agreement and to the U.S. Guaranty referred to therein (such U.S. Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "GUARANTY"). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

     Section 1. GUARANTY; LIMITATION OF LIABILITY. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

     (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

     (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

     Section 2. OBLIGATIONS UNDER THE GUARANTY. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an "ADDITIONAL GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "GUARANTOR", a "U.S. GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

     Section 3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Guaranty to the same extent as each other Guarantor.

     Section 4. DELIVERY BY TELECOPIER. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

     Section 5. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of California.

     (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or any federal court of the United States of America sitting in Los Angeles, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

     (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any California State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

     (d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                      Very truly yours,

                                               [NAME OF ADDITIONAL GUARANTOR]


                                               By  _____________________________
                                                    Name:
                                                    Title:
                                               Address:

                                NON-U.S. GUARANTY

                  NON-U.S. GUARANTY dated as of __________, 2000, (this "GUARANTY") made by the Persons listed on the signature pages hereof under the caption "Guarantors" and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the "GUARANTORS" and, individually, each a "GUARANTOR") in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

                  PRELIMINARY STATEMENT

                  International Rectifier Corporation, a Delaware corporation (the "COMPANY"), is party to a Credit Agreement dated as of _________, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with the Lender Parties party thereto, BNP Paribas as Sole Arranger and Initial Issuing Bank and BNP Paribas as Administrative Agent (the "ADMINISTRATIVE AGENT"). Each Guarantor will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and issuance of Letters of Credit by the Lender Parties under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Guaranty.

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

                  SECTION 1. GUARANTY; LIMITATION OF LIABILITY. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party that is organized under the laws of a jurisdiction outside of the United States, now or hereafter existing (such Loan Parties being collectively the "FOREIGN LOAN PARTIES" and individually, each a "FOREIGN LOAN PARTY") under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or its assignees in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Foreign Loan Party to any

Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Foreign Loan Party.

                  (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  (d) Notwithstanding the foregoing, (x) the obligation of any Guarantor organized under the laws of Germany (each a "GERMAN GUARANTOR") shall terminate in the event that such Guarantor no longer has any obligation outstanding under the Loan Documents (other than this Guaranty) or has any other payment obligation to a Secured Party, and (y) each German Guarantor and by its acceptance of this Guaranty, each Secured Party, hereby agrees that the obligations of any German Guarantor hereunder shall be limited to such amount that would not result in a violation of GMBH-Gesetz Section 30 or any other laws of Germany that pertain to the protection of capital of such German Guarantor.

                  SECTION 2. GUARANTY ABSOLUTE. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations;

                  (h) any setoff or counterclaim of any Loan Party or any defense which results from any disability or other defense of a Loan Party or the cessation or stay of enforcement from any cause whatsoever of the liability of a Loan Party (including, without limitation, the lack of validity or enforceability of any of the Loan Documents);

                  (i) any defense based upon any law, rule or regulation which provides that the obligation of a surety must not be greater or more burdensome than the obligation of the principal;

                  (j) any statute of limitations to the extent permitted by law;

                  (k) any appraisement, valuation, stay, extension, moratorium, redemption or similar law or similar rights for marshalling;

                  (l) the absence, impairment or loss of any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy against a Loan Party, any other guarantor of the Obligations or any security, whether resulting from an election by the Administrative Agent or any Lender to foreclose upon security by non-judicial sale, or otherwise; or

                  (m) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

                  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of a Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 3. WAIVERS AND ACKNOWLEDGMENTS. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                  (e) Each Guarantor hereby waives any right to be informed by the Administrative Agent or any Lender of the financial condition of any other Loan Party or any other guarantor of the Guaranteed Obligations or any change therein or any other circumstances bearing upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

                  (f) Each Guarantor hereby waives any right it may have to a fair value hearing to determine the size of a deficiency judgment following any foreclosure on any security for the Guaranteed Obligations.

                  (g) Without limiting the scope of any of the foregoing provisions of this Section 3, each Guarantor hereby further waives (i) all rights and defenses arising out of an election of remedies by the Administrative Agent or any Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for any Guaranteed

Obligation, has destroyed such Guarantor's rights of subrogation and reimbursements against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise, (ii) all rights and defenses such Guarantor may have by reason of protection afforded to any other Loan Party with respect to the Guaranteed Obligations pursuant to the antideficiency or other laws of California limiting or discharging the Guaranteed Obligations, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, and (III) all other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, Section 2899 or Section 3433 of the California Civil Code or Section 3605 of the California Commercial Code.

                  (h) Each Guarantor is fully aware of the financial condition and affairs of each other Loan Party. Each Guarantor has executed this Agreement without reliance upon any representation, warranty, statement or information concerning any other Loan Party furnished to such Guarantor by the Administrative Agent or any Lender and has, independently, and without reliance on the Administrative Agent or any Lender, and based upon such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of each other Loan Party and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor is in a position to obtain and assumes full responsibility for obtaining, any additional information about the financial condition and affairs of each other Loan Party and of other circumstances affecting the risk of nonpayment or nonperformance of the Guaranteed Obligations and will, independently and without reliance upon the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action in connection with this Guaranty.

                  (i) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

                  SECTION 4. SUBROGATION. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against a Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against a Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from a Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

                  SECTION 5. PAYMENTS FREE AND CLEAR OF TAXES, ETC. (a) Any and all payments made by any Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.12 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to any Secured Party, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and
(iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

                  (c) Each Guarantor will indemnify each Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by such Secured Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Secured Party makes written demand therefor.

                  (d) The obligations of each Guarantor under this Section are subject in all respects to the limitations, qualifications and satisfaction of conditions set forth in Section 2.13 of the Credit Agreement.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Company with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows:

                  (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                  (b) Such Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

                  SECTION 7. COVENANTS. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Company has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

                  SECTION 8. AMENDMENTS, GUARANTY SUPPLEMENTS, ETC. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Secured Parties under or in respect of the Loan Documents except as provided in the next succeeding sentence, (b) postpone any date fixed for payment hereunder or (c) change the number of Secured Parties or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Secured Parties or any of them to take any action hereunder. Upon the sale of a Guarantor to the extent permitted in accordance with the terms of the Loan Documents, such Guarantor shall be automatically released from this Guaranty.

                  (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each a "GUARANTY SUPPLEMENT"), (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "GUARANTOR" or a "NON-U.S. GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "NON-U.S. GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  SECTION 9. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Guarantor, addressed to it in care of the Company at the Company's address specified in Section 9.02 of the Credit Agreement, if to the Administrative Agent or any Secured Party, at its address specified in Section 9.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  SECTION 10. NO WAIVER; REMEDIES. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 11. RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify such Guarantor after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  SECTION 12. INDEMNIFICATION. (a) Without limitation of any other Obligations of any Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured

Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

                  (b) In no event shall any of the Indemnified Parties have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, for any special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  (c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2,
Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

                  SECTION 13. SUBORDINATION. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this
Section 13:

                  (a) PROHIBITED PAYMENTS, ETC. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (b) PRIOR PAYMENT OF GUARANTEED OBLIGATIONS. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy

Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

                  (c) TURN-OVER. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (d) ADMINISTRATIVE AGENT. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Borrowers or their assignees for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  SECTION 14. CONTINUING GUARANTY; ASSIGNMENTS UNDER THE CREDIT AGREEMENT. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                  SECTION 15. EXECUTION IN COUNTERPARTS. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

                  SECTION 16. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent's office in San Francisco, California 10:00 A.M. (San Francisco time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such foreign currency with Dollars at the Administrative Agent's office in San Francisco, California 10:00 A.M. (San Francisco time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligations of each Guarantor in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to the Secured Parties hereunder and under the Loan Documents shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency, the Administrative Agent may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to the Administrative Agent or other Secured Parties (as the case may be) in the applicable Primary Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and the other Secured Parties against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to the Administrative Agent or other Secured Parties (as the case may be) in the applicable Primary Currency, the Administrative Agent or other Secured Party (as the case may be) agrees to remit to such Guarantor such excess.

                  SECTION 17. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC.. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California.

                  (b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or federal court of the United States of America sitting in Los Angeles, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

                  (c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any California State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  (d) Each Guarantor hereby agrees that service of process in any such action or proceeding brought in the any such California State court or in such federal court may be made upon International Rectifier Corporation at its offices at 233 Kansas Street, El Segundo, California 90245 Attention:
Executive Vice President (the "PROCESS AGENT") and each Guarantor hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Guarantor hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrowers at their addresses specified pursuant to Section 9.02 of the Credit Agreement. Each Guarantor party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or the Loan Documents in the courts of any jurisdiction. To the extent that each Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

                  (e) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         [NON-U.S. GUARANTORS]

                                         By
                                           ---------------------------
                                              Name:
                                              Title:
                                         Address:

                                                                       EXHIBIT A
                                                                     TO NON-U.S.
                                                                        GUARANTY

                           FORM OF GUARANTY SUPPLEMENT

                                                         ____________ __, 200[ ]

BNP Paribas, as Administrative Agent
725 South Figueroa Street, Suite 2090
Los Angeles, California90017

Attention:  Tjalling Terpstra

Credit Agreement dated as of _________, 2000 among International Rectifier Corporation, a Delaware corporation (the "COMPANY"), the Lender Parties party thereto, BNP Paribas as Sole Arranger and Initial Issuing Bank and BNP Paribas as Administrative Agent.

Ladies and Gentlemen:

                  Reference is made to the above-captioned Credit Agreement and to the Non-U.S. Guaranty referred to therein (such Non-U.S. Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the "GUARANTY"). The capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

                  Section 1. GUARANTY; LIMITATION OF LIABILITY. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party that is organized under the laws of a jurisdiction outside of the United States, now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED

OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty Supplement, the Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned?s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party that is organized under the laws of a jurisdiction outside of the United States to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty Supplement, the Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  Section 2. OBLIGATIONS UNDER THE GUARANTY. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guaranty to an "ADDITIONAL GUARANTOR" or a "GUARANTOR" shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a "GUARANTOR" , a "NON-U.S. GUARANTOR" or a "LOAN PARTY" shall also mean and be a reference to the undersigned.

                  Section 3. REPRESENTATIONS AND WARRANTIES. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Guaranty to the same extent as each other Guarantor.

                  Section 4. DELIVERY BY TELECOPIER. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

                  Section 5. JUDGMENT. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the undersigned agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent?s office in San Francisco, California 10:00 A.M. (San Francisco time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a foreign currency into Dollars, the undersigned agrees to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such foreign currency with Dollars at the Administrative Agent's office in San Francisco, California 10:00 A.M. (San Francisco time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligations of the undersigned in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to the Secured Parties hereunder and under the Loan Documents shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in such other currency, the Administrative Agent may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to the Administrative Agent or other Secured Parties (as the case may be) in the applicable Primary Currency, the undersigned agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and the other Secured Parties against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to the Administrative Agent or other Secured Parties (as the case may be) in the applicable Primary Currency, the Administrative Agent or other Secured Party (as the case may be) agrees to remit to the undersigned such excess.

                  Section 6. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of California.

                  (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any California State court or any federal court of the United States of America sitting in Los Angeles, California, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such California State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

                  (c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Guaranty or any of the other Loan Documents to which it is or is to be a party in any California State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

                  (d) The undersigned hereby agrees that service of process in any such action or proceeding brought in the any such California State court or in such federal court may be made upon International Rectifier Corporation at its offices at 233 Kansas Street, El Segundo, California 90245 Attention:
Executive Vice President (the "PROCESS AGENT") and the undersigned hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The undersigned hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 9.02 of the Credit Agreement. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or the Loan Documents in the courts of any jurisdiction. To the extent that the undersigned has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the undersigned hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

                  (e) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY SECURED PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                                             Very truly yours,

                                             [NAME OF ADDITIONAL GUARANTOR]

                                             By
                                               -----------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT M
                                                                       TO CREDIT
                                                                       AGREEMENT

                          FORM OF DESIGNATION AGREEMENT

                                                     Dated _______________, 200_

Reference is made to the Credit Agreement dated as of _________, 2000 among International Rectifier Corporation, a Delaware corporation (the "COMPANY"), the Lender Parties party thereto, BNP Paribas as Sole Arranger and Initial Issuing Bank and BNP Paribas as Administrative Agent ("AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

_________________________ (the "DESIGNOR") and _________________________ (the
"DESIGNEE") agree as follows:

1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Advances pursuant to
Section 2.04 of the Credit Agreement.

2. The Designor makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto and (ii) the financial condition of the Company or any Designated Subsidiary or the performance or observance by the Company or any Designated Subsidiary of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a Designated Bidder; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page hereto.

5. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Advances as a Lender pursuant to Section 2.04 of the Credit Agreement and the rights and obligations of a Lender related thereto.

6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

7. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

IN WITNESS WHEREOF, the Designor and the Designee have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date*:  ______________, 200__

                                             [NAME OF DESIGNOR],

                                                as Designor

                                             By
                                               -----------------------
                                                Name:
                                                Title:

                                             [NAME OF DESIGNEE],

                                                as Designee

                                             By
                                               -----------------------
                                                Name:
                                                Title:

                                             Applicable Lending Office
                                             (and address for notices):
                                             [ADDRESS]

Accepted this ____ day
of _______________, 2000_

BNP PARIBAS, as Agent

By
  -----------------------
   Name:
   Title: